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                                                                   EXHIBIT 10.40

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                       AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of November 5, 1999

                                     Between

                THE PARTIES LISTED ON EXHIBIT A ATTACHED HERETO,
                                   as Borrower

                                       and

                          BEAR, STEARNS FUNDING, INC.,
                                    as Lender

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                       AMENDED AND RESTATED LOAN AGREEMENT

            THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of November 5, 1999 (subject to Section 10.26 hereof) (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between Bear, Stearns Funding, Inc., a Delaware corporation having an address at 245 Park Avenue, New York, New York 10167 ("Lender") and the Parties Listed on Exhibit A attached hereto, each having an address in care of Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (each, an "Individual Borrower" and collectively, "Borrower").

                              W I T N E S S E T H:

            WHEREAS, Lender has made the Loan (as hereinafter defined) to Borrower pursuant to that certain Loan Agreement dated as of June 29, 1999 between the parties listed on Exhibit A-1 attached hereto (collectively, the "Original Borrowers") and Lender, as amended by that certain Loan Modification Agreement (as defined herein) (such Loan Agreement, as so amended, being hereinafter referred to as the "Original Loan Agreement");

            WHEREAS, Borrower and Lender have agreed to incorporate the terms and provisions of the Loan Agreement and the Loan Modification Agreement into this Agreement which is effective as of June 29, 1999 with respect to all of the Individual Properties (as defined herein) other than the Bel Age Property (as defined herein) and is effective as of August 17, 1999 with respect to the Bel Age Property.

            NOW THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and confirm that the terms and provisions of the Original Loan Agreement are hereby amended and restated in their entirety to hereinafter read and provide as follows:

            I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            Section 1.1 Definitions.

            For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            "Adjusted Release Amount" shall mean, for each Individual Property, the sum of (i) the Pro-Rata Release Amount for such Individual Property and (ii) twenty-five percent (25%) of the Release Amount for such Individual Property.

            "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or executive officer of such Person or of an Affiliate of such Person.

            "Agent" shall mean LaSalle Bank, National Association or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

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            "ALTA" shall mean American Land Title Association, or any successor thereto.

            "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for the Properties prepared by Borrower for the applicable Fiscal Year or other period.

            "Applicable Interest Rate" shall mean the rate at which the outstanding principal amount of each of the Components comprising the Note bears interest from time to time in accordance with the provisions of Section 2.2.3 hereof.

            "Approved Annual Budget" shall have the meaning set forth in Section 5.1.11(d).

            "Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the related Individual Borrower, as assignor, to Lender, as assignee, assigning to Lender all of such Individual Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Assignment of Management Agreement" shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Lender, Borrower and the applicable Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

            "Basic Carrying Costs" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes, (ii) Insurance Premiums, (iii) if such Individual Property is subject to a Ground Lease, the ground rents payable thereunder and (iv) if such Individual Property is subject to a Condominium, the condominium charges payable by the related Individual Borrower pursuant to the Condominium and the Condominium Documents.

            "Bear Stearns Group" shall have the meaning set forth in Section 9.2(b) hereof.

            "Bel Age Borrower" shall mean that certain Individual Borrower known as W-Bel Age, LLC, a Delaware limited liability company.

            "Bel Age Closing Date" shall mean August 17, 1999.

            "Bel Age Property" shall mean that certain Individual Property known as the Wyndham Bel Age.

            "Borrower" shall have the meaning set forth in the initial paragraph of this Agreement.

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            "Breakage Costs" shall have the meaning set forth in Section
2.2.3(h) hereof.

            "BS & Co." shall have the meaning set forth in Section 9.2(b) hereof.

            "BSCM" shall have the meaning set forth in Section 9.2(b) hereof.

            "BSIL" shall have the meaning set forth in Section 9.2(b) hereof.

            "BSREG" shall have the meaning set forth in Section 9.2 (b) hereof.

            "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York or Dallas, Texas, the city in which servicing offices of the Servicer are located or the city in which the corporate trust office of any trustee appointed in connection with a securitization of the Loan are not open for business hereof.

            "Buttes Parking Facilities" shall have the meaning set forth in
Section 7.6 hereof.

            "Buttes Reclaim Parcel" shall have the meaning set forth in Section
2.4.3 hereof.

            "Cap Assignment" shall mean collectively, one or more Collateral Assignments of Interest Rate Protection Agreement dated as of November 5, 1999 made by Borrower to Lender with respect to the Interest Rate Protection Agreement.

            "Capital Expenditures" shall mean for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs, leasing commissions, tenant improvements and the acquisition of fixtures, furniture and equipment).

            "Cash Collateral Account" shall have the meaning set forth in the Cash Management Agreement.

            "Cash Management Agreement" shall mean that certain Cash Management Agreement by and among Borrower, Manager, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

            "Casualty" shall have the meaning specified in Section 6.2 hereof.

            "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

            "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

            "Closing Date" shall mean the date of the funding of the Loan.

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            "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Commerce Borrower" shall mean that certain individual borrower under the Original Loan Agreement known as W-Commerce, LLC, a Delaware limited liability company.

            "Commerce Property" shall mean that certain individual property under the Original Loan Agreement known as the Wyndham Garden LA Commerce.

            "Component" shall mean, individually, any one of Component A, Component B, Component C, Component D or Component E.

            "Component A" shall mean that certain Component of the Note corresponding to the Securities designated as Class A.

            "Component B" shall mean that certain Component of the Note corresponding to the Securities designated as Class B.

            "Component C" shall mean that certain Component of the Note corresponding to the Securities designated as Class C.

            "Component D" shall mean that certain Component of the Note corresponding to the Securities designated as Class D.

            "Component E" shall mean that certain Component of the Note corresponding to the Securities designated as Class E.

            "Components" shall mean, collectively, Component A, Component B, Component C, Component D and Component E.

            "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

            "Condemnation Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

            "Condominium" shall mean, collectively, the condominium regimes established with respect to the Individual Properties known as Wyndham Emerald Plaza and Hilton Newark Gateway, pursuant to the Condominium Documents.

            "Condominium Documents" shall mean the documentation governing the condominium regimes constituting the Condominium as described on Schedule IX hereto.

            "Condominium Law" shall have the meaning set forth in Section 5.1.23 hereof.

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            "Consent Letter" shall have the meaning set forth in Section 11.5 hereof.

            "Contribution Agreement" shall mean that certain Contribution Agreement dated as of the date hereof among each of the Individual Borrowers, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

            "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

            "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

            (a) the numerator is the Net Operating Income (including interest on credit accounts) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties, or (iii) amounts paid to the Reserve Funds, less (A) management and franchise fees equal to the greater of (1) assumed management and franchise fees for each of the Individual Properties as set forth on Schedule VIII hereto or
                  (2) the actual management and franchise fees incurred, and (B) Replacement Reserve Fund contributions equal to the greater of
                  (1) assumed Replacement Reserve Fund contributions equal to four percent (4%) of Gross Income from Operations and (2) the actual Replacement Reserve Fund contributions made by Borrower; and

            (b) the denominator is the product of (i) the sum of the outstanding principal balances of all Components comprising the Note and (ii) eleven percent (11 %).

            "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate. The Default Rate with respect to Component A shall be determined without any limitation on the Applicable Interest Rate for Component A to the Maximum Interest Rate.

            "Determination Date" shall mean, with respect to any Interest Period, the date that is two (2) London Banking Days prior to the beginning of such Interest Period; provided, however, that (a) with respect to the Interest Period commencing on November 1, 1999 and

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ending on November 9, 1999, the Determination Date shall be October 28, 1999 and
(b) with respect to the Interest Period commencing on November 10, 1999 and ending on December 2, 1999, the Determination Date for such Interest Period shall be November 8, 1999.

            "Disapproved Budget Category" shall have the meaning set forth in
Section 5.1.11(d) hereof.

            "Disclosure Document" shall have the meaning set forth in Section 9.2(a) hereof.

            "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

            "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P and P-1 by Moody's in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by S&P and "Aa2" by Moody's); provided, however, that (i) if such depository institution or trust company is the holder of the Cash Collateral Account, the short term debt obligations or commercial paper thereof are rated at least "A-1+" by S&P and "P-1" by Moody's and the long term unsecured obligations of which are rated at least "A" by S&P and "A2" by Moody's and (ii) if such depository institution or trust company is the holder of any account comprising the Lockbox Account, the short term debt obligations or commercial paper thereof are rated at least "A-1" by S&P and "P-1" by Moody's and the long term unsecured obligations thereof are rated at least "A" by S&P and "A2" by Moody's.

            "Emerald Parking Facilities" shall have the meaning set forth in
Section 7.6 hereof.

            "Emergency Expenditures" shall have the meaning set forth in Section 5.1.11(d) hereof.

            "Environmental Indemnity" shall mean collectively, those certain Environmental and Hazardous Substance Indemnification Agreements dated the date hereof executed by each Individual Borrower with respect to each Individual Property and in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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            "Event of Default" shall have the meaning set forth in Section
8.1(a) hereof.

            "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

            "Extraordinary Expense" shall have the meaning set forth in Section 5.1.11(e) hereof.

            "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

            "Foreign Taxes" shall have the meaning set forth in Section 2.2.3(e) hereof.

            "Franchise Agreement" shall mean, with respect to any Individual Property, that certain franchise agreement more specifically identified on
Schedule IV hereto.

            "Franchisor" shall mean, with respect to any Individual Property which is subject to a Franchise Agreement, the franchisor with respect thereto, as same is identified on Schedule IV hereto.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

            "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            "Gross Income from Operations" shall mean all income, computed in accordance with GAAP and the Uniform System of Accounts, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, service fees or charges, license fees, parking fees, rent concessions or credits, other required pass-throughs and interest on Reserve Funds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

            "Gross Revenues Percentage Increase" shall have the meaning set forth in Section 5.1.11(d) hereof.

            "Ground Leases" shall mean, collectively, those certain leases described on Schedule V hereto.

            "Ground Lease Escrow Fund" shall have the meaning set forth in
Section 7.4 hereof.

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            "Improvements" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

            "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

            "Indemnified Person" shall have the meaning set forth in Section 9.2 hereof.

            "Indemnitor" shall mean Wyndham International, Inc., together with its successors and assigns.

            "Indemnity Agreement" shall mean that certain Indemnity Agreement, dated as of the date hereof, between Indemnitor and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Independent Director" shall mean a director of the Principal who is not at the time of initial appointment, or at any time while serving as a director of the Principal, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of the Principal or of any bankruptcy remote special purpose entity which is an Affiliate of the Principal or the Borrower), officer, employee, partner, attorney or counsel of the Principal, the Borrower or any Affiliate of either of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Principal, the Borrower or any Affiliate of either of them; (c) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

            "Individual Borrower" shall have the meaning set forth in the initial paragraph of this Agreement.

            "Individual Property" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property".

            "Insolvency Opinion" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Akin, Gump, Strauss, Hauer & Feld, L.L.P. in connection with the Loan.

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            "Institutional Lender" shall mean any insurance company, bank, trust company, savings and loan association, savings bank, merchant bank, investment banking or securities company or similar financial institution, provided that such entity shall have a net worth, as reasonably determined by Lender, of $500,000,000 or more.

            "Insurance Premiums" shall have the meaning set forth in Section 6.1(b) hereof.

            "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

            "Interest Period" shall mean (a) the period commencing on the date hereof and ending on June 30, 1999 for the first period hereunder, (b) the period commencing on July 1, 1999 and ending on July 31, 1999 for the second period hereunder, (c) the period commencing on August 1, 1999 and ending on August 31, 1999 for the third period hereunder, (d) the period commencing on September 1, 1999 and ending on September 30, 1999 for the fourth period hereunder, (e) the period commencing on October 1, 1999 and ending on October 31, 1999 for the fifth period hereunder, (f) the period commencing on November 1, 1999 and ending on November 9, 1999 for the sixth period hereunder, (g) the period commencing on November 10, 1999 and ending on December 2, 1999 for the seventh period hereunder and (h) for each period thereafter, the period commencing on the Interest Period Commencement Date occurring in the applicable calendar month and ending on the calendar day immediately prior to the Interest Period Commencement Date occurring in the following calendar month.

            "Interest Period Commencement Date" shall mean the third (3rd) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

            "Interest Rate Protection Agreement" shall mean, collectively, one or more interest rate protection agreements issued by a cap provider having a long-term unsecured debt rating of no less than "AA" (or its equivalent) from S&P and "Aa2" from Moody's and otherwise satisfactory in form and substance to Lender (which shall include any customary officer's certification and opinions) purchased by Borrower in accordance with Section 5.1.24 hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Lease" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

            "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof,

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or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all material covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

            "Lender" shall mean Bear, Stearns Funding, Inc., together with its successors and assigns.

            "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

            "LIBOR" shall mean, with respect to each Interest Period and each Interest Period Commencement Date, the rate for deposits in U.S. dollars, for a period of one month, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that Interest Period and that Interest Period Commencement Date shall be determined on the basis of the rates at which deposits in U.S. dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Period and Interest Period Commencement Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period and Interest Period Commencement Date shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall determine LIBOR for each Interest Period and Interest Period Commencement Date; provided, however, that for so long as the Interest Rate Protection Agreement is in effect, if Lender is required to obtain quotations from any banks as set forth in this definition, Lender shall select such banks after consulting with the cap provider under the Interest Rate Protection Agreement; provided further, that in the event that Lender and the cap provider under the Interest Rate Protection Agreement cannot agree on the banks to be used, such banks shall be determined conclusively by the cap provider under the Interest Rate Protection Agreement or its agent and the determination of LIBOR by the cap provider under the Interest Rate Protection Agreement shall be binding upon Borrower absent manifest error.

            "LIBOR Loan" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

            "Licenses" shall have the meaning set forth in Section 4.1.22 hereof.

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            "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

            "Loan" shall mean the Components comprising the loan made by Lender to Borrower pursuant to this Agreement.

            "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the O&M Agreement, the Assignments of Management Agreement, the Cash Management Agreement, the Indemnity Agreement, the Cap Assignment, the Contribution Agreement, and all other documents executed and/or delivered in connection with the Loan.

            "Loan Modification Agreement" shall mean that certain Loan Modification Agreement dated as of the Bel Age Closing Date among Borrower, Commerce Borrower, Lender and Indemnitor.

            "Lockbox Account" shall mean, collectively, the account or accounts specified in the Cash Management Agreement for deposit of Rents and other receipts from the Properties.

            "London Banking Day" shall mean any day on which commercial banks in London, England are open for business (including dealings in foreign exchange and foreign currency deposits).

            "Management Agreement" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower and the applicable Manager, pursuant to which such Manager is to provide management and other services with respect to such Individual Property as each is described on
Schedule XIV hereto.

            "Management Agreement Escrow Fund" shall have the meaning set forth in Section 7.5 hereof.

            "Manager" shall mean, with respect to any Individual Property, the manager under the applicable Management Agreement.

            "Material Lease" shall mean any Lease demising in excess of 10,000 square feet.

            "Maturity Date" shall mean July 1, 2004, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

            "Maximum Interest Rate" shall mean a rate equal to eleven percent (11 %) per annum.

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            "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

            "Monetary Default Cure" shall have the meaning set forth in Section
7.5 hereof.

            "Monthly Debt Service Payment Amount" means the regularly scheduled monthly payments of interest payable under the Loan as set forth in Section
2.2.6 hereof.

            "Monthly Tax and Insurance Deposit" shall have the meaning set forth in Section 7.2 hereof.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by the related Individual Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses, payments to the Reserve Funds (including, without limitation, contributions for Capital Expenditures) and any Capital Expenditures paid from sources other than a Reserve Fund for such period from Gross Income from Operations for such period.

            "Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

            "Net Cash Flow Schedule" shall have the meaning set forth in Section 5.1.11(b) hereof.

            "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

            "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

            "Net Proceeds Deficiency" shall have the meaning set forth in
Section 6.4(b)(vi) hereof.

            "Note" shall mean, that certain Promissory Note dated the date hereof and given by Borrower to Lender.

            "O&M Agreement" shall mean, with respect to the Individual Properties known as (i) Hilton Inn Cleveland, (ii) Radisson Suites Houston,
(iii) Doubletree Hotel Tallahassee, (iv) Doubletree Club Hotel Miami, (v) Hilton Columbus, (vi) Hilton Newark Gateway, (vii) Embassy Suites Schaumburg, (viii) Wyndham Garden Schaumburg and (ix) Doubletree Club Hotel

Chicago, that certain Operations and Maintenance Agreement dated the date hereof between the Individual Borrowers owning such Individual Properties and Lender with respect to each such Individual Property given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Offering Materials" shall have the meaning set forth in Section 9.2(b).

            "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or the managing member (as applicable) of each Individual Borrower.

            "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP and the Uniform System of Accounts, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, franchise fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, ground rents payable under any Ground Lease, condominium charges payable with respect to any Condominium, and other similar costs, but excluding depreciation and similar non-cash items, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

            "Original Loan Agreement" shall have the meaning set forth in the recitals of this Agreement.

            "Other Charges" shall mean all ground rents, maintenance charges, condominium charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

            "PAH" shall mean Patriot American Hospitality, Inc., together with its successors and assigns.

            "Parking Escrow Fund" shall have the meaning set forth in Section
7.6 hereof.

            "Payment Date" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

            "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the title insurance commitments delivered to Lender in connection with the closing of the Loan and/or in the Title Insurance Policies, as applicable, or "insured over" or "insured around" to the satisfaction of Lender, as each relate to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority or for Other Charges not yet delinquent or being contested in good faith and by appropriate proceedings in accordance herewith, or "insured over" or "insured around" to the satisfaction of Lender in the Title Insurance Policies, (d) any and all easements, licenses, covenants, restrictions or other agreements which may exist or which may hereafter be granted by the respective Individual Borrower in accordance with the terms and conditions hereof, (e) rights of existing and future tenants, licensees and concessionaires, as tenants, licensees or concessionaires only, pursuant to Leases in effect as of the date hereof or entered into in accordance with the terms and conditions of this Agreement and the other Loan Documents, and (f) such other title and survey exceptions as Lender has approved in writing in Lender's sole discretion.

            "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment (and in no event having maturities of more than 365 days) and meeting one of the appropriate standards set forth below:

            (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
      (D) such investments must not be subject to liquidation prior to their maturity;

            (ii) Federal Housing Administration debentures;

            (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
      (D) such investments must not be subject to liquidation prior to their maturity;

            (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
      (D) such investments must not be subject to liquidation prior to their maturity;

            (viii) units of taxable money market funds or mutual funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) for money market funds or mutual funds; and

            (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities, or any class thereof, by such Rating Agency;

      provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

      "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

            "Phoenix Property" shall mean that certain Individual Property known as Embassy Suites North Phoenix.

            "Pledge Agreements" shall mean the pledge or similar agreements executed and delivered in connection with a loan to Wyndham International, Inc. or any of its Affiliates (other than any Individual Borrower, any member or partner of any Individual Borrower, or any shareholder of any manager or general partner of any Individual Borrower), which pledge or similar agreements create a first priority security interest in the Pledged Interests.

            "Pledge Entities" shall have the meaning set forth in Section 5.2.13(c).

            "Pledge Transferee" shall have the meaning set forth in Section 5.2.13(c).

            "Pledged Interest Acquisition" shall have the meaning set forth in
Section 5.2.13(c).

            "Pledged Interests" shall have the meaning set forth in Section 5.2.13(c).

            "Pledgors' Creditor" shall mean (A) The Chase Manhattan Bank, as collateral agent for syndicate lenders or (B) an Institutional Lender, which Institutional Lender shall be any current holder of a note evidencing a loan to Wyndham International, Inc. or any of its Affiliates (other than any Individual Borrower, or the respective partners or members of any Individual Borrower or any holders of any direct equity interest in any general partner, managing member or manager of any Individual Borrower), or the then collateral agent for syndicate lenders entitled to the benefits of such a loan, as applicable.

            "Policies" shall have the meaning specified in Section 6.1(b) hereof.

            "Prime Rate" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate". If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate", the Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

            "Prime Rate Loan" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

            "Prime Rate Spread" shall mean, with respect to each Component comprising the Note, the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread for such Component on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan.

            "Principal" shall mean, with respect to each Individual Borrower, the Special Purpose Entity corporation which is the managing member of such Individual Borrower.

            "Properties" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

            "Property Condition Reports" shall have the meaning set forth in
Section 4.1.10 hereof.

            "Pro-Rata Release Amount" shall mean, for each Individual Property, the Release Amount with respect to such Individual Property as such Release Amount may have been reduced from time to time by (a) the applicable portion of any Adjusted Release Amount with respect to any other Individual Property paid to Lender in connection with the release of the Lien of the applicable Mortgage and applied to the reduction of such Release Amount pursuant to Section 2.4.1(e), (b) by the amount of any prepayment made pursuant to Section 2.3.2(b) with respect to such Individual Property, (c) by the applicable portion of any voluntary prepayment applied to the reduction of such Release Amount pursuant to
Section 2.3.1 or (d) by any portion of Net Proceeds that Lender has applied to the reduction of such Release Amount pursuant to Section 6.4(c).

            "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

            "Qualified Franchisor" shall mean a Person reasonably acceptable to Lender, which Person is a nationally recognized and experienced franchisor or licensor of hotels similar in size and value of the Properties, provided that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such franchisor will not cause a downgrading, withdrawal or qualification of the then current rating of the securities issued pursuant to a Securitization or any class thereof.

            "Qualified Manager" shall mean a reputable and experienced management organization reasonably satisfactory to Lender possessing experience in managing properties similar in size, scope and value of the Properties, provided that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Properties by such Person will not cause a downgrading, withdrawal or qualification of the then current rating of the securities issued pursuant to the Securitization or any class thereof.

            "Rating Agencies" shall mean each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

            "Registration Statement" shall have the meaning set forth in Section 9.2(b) hereof.

            "Release Amount" shall mean for an Individual Property the amount set forth on Schedule I hereto.

            "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

            "Rents" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties

(including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits when forfeited or applied), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

            "Replacement Franchise Agreement" shall mean a franchise agreement with a Qualified Franchisor, which franchise agreement shall be acceptable to Lender in form and substance in its reasonable discretion, provided that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such franchise agreement will not cause a downgrading, withdrawal or qualification of the then current rating of the securities issued pursuant to the Securitization.

            "Replacement Management Agreement" shall mean (a) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance in its reasonable discretion, provided that a Borrower shall have obtained confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrading, withdrawal or qualification of the then current rating of the securities issued pursuant to a Securitization and (b) Borrower and such Qualified Manager shall execute and deliver to Lender a Consent of Manager and Subordination of Management Fees in Lender's then current form or if such Qualified Manager is not willing to execute and deliver such form, then in form and substance acceptable to Lender in its reasonable discretion, which shall not be inconsistent with the forms of Assignment of Management Agreement and Subordination of Management Fees executed and delivered in connection with the closing of the Loan with respect to comparable non-Affiliate Managers or comparable Affiliate Managers, as applicable.

            "Replacement Reserve Account" shall have the meaning set forth in
Section 7.3.1 hereof.

            "Replacement Reserve Fund" shall have the meaning set forth in
Section 7.3.1 hereof.

            "Replacement Reserve Monthly Deposit" shall have the meaning set forth in Section 7.3.1 hereof.

            "Replacements" shall have the meaning set forth in Section 7.3.1(a) hereof.

            "Required Repair Account" shall have the meaning set forth in
Section 7.1.1 hereof.

            "Required Repair Fund" shall have the meaning set forth in Section
7.1.1 hereof.

            "Required Repairs" shall have the meaning set forth in Section 7.1.1 hereof.

            "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Ground Lease Escrow Fund, the Management Agreement Escrow Fund, the Parking Escrow Fund and any other escrow fund established pursuant to the Loan Documents.

            "Restoration" shall have the meaning set forth in Section 6.2 hereof.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Securities" shall have the meaning set forth in Section 9.1 hereof.

            "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

            "Securitization" shall have the meaning set forth in Section 9.1 hereof.

            "Servicer" shall have the meaning set forth in Section 9.5 hereof.

            "Servicing Agreement" shall have the meaning set forth in Section
9.5 hereof.

            "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c) hereof.

            "Schaumburg Property" shall mean that certain Individual Property known as Embassy Suites Schaumburg.

            "Special Purpose Entity" shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof.

            (i) is organized solely for the purpose of (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating one or more Individual Properties, entering into this Agreement with the Lender, refinancing one or more Individual Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) acting as a (1) general partner of the limited partnership that owns one or more Individual Properties or (2) member or manager of the limited liability company that owns one or more Individual Properties, and, in the case of (1) or (2), transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing.

            (ii) is not engaged and will not engage in any business unrelated to
      (A) the acquisition, development, ownership, management or operation of one or more Individual Properties and any lawful business that is incident, necessary and appropriate to accomplish the foregoing, (B) acting as general partner of the limited partnership that owns one or more Individual Properties or (C) acting as a member or manager of the limited liability company that owns one or more Individual Properties, as applicable, and in the case of (B) and (C), transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

            (iii) does not have and will not have any assets other than those related to one or more Individual Properties or its partnership interest in the limited partnership or the member interest in the limited liability company that owns one or more Individual Properties or acts as the general partner, managing member or manager thereof, as applicable;

            (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition, except as expressly permitted by the terms and conditions of the Loan Documents;

            (v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies, which corporations shall each satisfy the requirements set forth in clauses (vi) and (viii) below and which limited partnerships or limited liability companies shall each satisfy the requirements set forth in clauses (vii)-(ix) below;

            (vi) if such entity is a corporation, has at least two Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless at least two Independent Directors shall have participated in such vote;

            (vii) if such entity is (a) a limited liability company with more than one member, has at least one member that is a Special Purpose Entity that is a corporation that has at least two Independent Directors and that owns at least 0.5% of the equity of the limited liability company or (b) a Delaware limited liability company with only one member, has a manager that is a Special Purpose Entity that is a corporation that has at least two Independent Directors;

            (viii) if such entity is (a) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate or articles of incorporation that, in each case, provide that such entity will not:

      (1) dissolve, merge, liquidate, consolidate; (2) except as expressly permitted by the Loan Documents, sell all or substantially all of its assets or the assets of the Borrower (as applicable); (3) except as expressly permitted by the Loan Documents, engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender and the written confirmation of each of the Rating Agencies that such other business activity or amendment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities, or any class thereof; or (4) without the affirmative vote of at least two Independent Directors and of all other directors of the corporation (that is such entity or the general partner or managing or co-managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

            (ix) if such entity is a limited partnership or a limited liability company that is (a) the general partner of a limited partnership or the member of a limited liability company (with more than one member) that is an Individual Borrower, has a corporation that has at least two independent directors and that owns at least 0.5% of the equity of such entity as its general partner or managing member, as applicable, that is a Special Purpose Entity or (b) the member of a limited liability company (with only one member) that is an Individual Borrower, has a corporation that has at least two independent directors as its manager, that is a Special Purpose Entity;

            (x) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets prior to delinquency (except for debts and liabilities being contested by Borrower in good faith in accordance with the terms hereof) and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

            (xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

            (xiii) has maintained and will maintain its own records, books, resolutions and agreements;

            (xiv) other than as provided in the Cash Management Agreement, (a) has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any outer Person;

            (xv) has held and will hold its assets in its own name;

            (xvi) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Section 9.4 herein, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

            (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

            (xviii) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

            (xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

            (xx) has and will have no Indebtedness other than (i) the Loan, (ii) advance deposits made for guest rooms, banquet and meeting facilities and other hotel services, (iii) trade payables (including, without limitation, deferred compensation for hotel employees) incurred in the ordinary course of business relating to the ownership and operation of one or more Individual Properties and the routine administration of Borrower, in amounts not to exceed (A) with respect to each Individual Borrower, an amount equal to eight percent (8%) of the Release Amount for the related Individual Property, and (B) with respect to all of the Individual Borrowers, in the aggregate, an amount equal to five percent (5%) of the total Release Amounts for the Properties, which trade payables (other than deferred compensation for hotel employees in the form of bonuses or other incentive compensation) are not more than sixty (60) days past the date incurred (unless being contested in good faith pursuant to the terms of the Loan Documents), are not evidenced by a note and are paid prior to delinquency, and which amounts are normal and reasonable under the circumstances, (iii) debt incurred in the ordinary course of business for the purpose of financing fixtures and equipment at the Properties (including obligations pursuant to equipment leases) in amounts that are normal and reasonable under the circumstances, provided, however, that (A) such debt shall be fully amortizing over a term not to exceed five (5) years (or the term of the related equipment lease shall not exceed five
      (5) years), (B) such debt (which, with respect to an equipment lease shall be the annual rents payable thereunder for the then current calendar year) shall not in the aggregate exceed an amount equal to one and one-half percent (1.5%) of the total Release Amounts for the Properties, and (C) such debt shall be secured only by a pledge of such fixtures or equipment or an assignment of equipment lease, and (iv) such other liabilities that are permitted pursuant to this Agreement;

            (xxi) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

            (xxii) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

            (xxiii) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

            (xxiv) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

            (xxv) has not pledged and will not pledge its assets for the benefit of any other Person, except pursuant to or as permitted by the Loan Documents;

            (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under the Management Agreement if the Manager is an Affiliate, so long as the manager, or equivalent thereof, under such Management Agreement holds itself out as an agent of the Borrower;

            (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (xxviii) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

            (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

            (xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and (B) in connection with this

      Agreement; provided, however, that the Management Agreements will not trigger an Event of Default hereunder;

            (xxxi) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

            (xxxii) if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions to the extent permitted by applicable law;

            (xxxiii) except pursuant to the Loan Documents, does not and will not have any of its obligations guaranteed by any Affiliate with the exception of the Affiliates listed on Schedule XIII attached hereto, which Affiliates guaranty only the Management Agreements and/or Franchise Agreements more particularly described on Schedule XIII attached hereto;

            (xxxiv) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

            "Spread" shall mean, effective as of November 10, 1999, (a) with respect to Component A, eighty-two (82) basis points, (b) with respect to Component B, one hundred thirty (130) basis points, (c) with respect to Component C, two hundred ninety (290) basis points, (d) with respect to Component D, three hundred ninety (390) basis points and (e) with respect to Component E, four hundred fifty (450) basis points; provided, however that prior to November 10, 1999, the term "Spread" shall have the meaning set forth in the Original Loan Agreement.

            "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

            "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

            "Tax and Insurance Escrow Fund" shall have the meaning set forth in
Section 7.2.1 hereof.

            "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

            "Threshold Amount" shall have the meaning set forth in Section
5.1.21 hereof.

            "Title Insurance Policy" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (reasonably acceptable to Lender) (or, if an

Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property and otherwise reasonably acceptable to Lender.

            "Troy Property" shall mean that certain Individual Property known as the Troy Marriott.

            "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

            "Uncontrollable Expenses" shall have the meaning set forth in
Section 5.1.11(d) hereof.

            "Underwriter Group" shall have the meaning set forth in Section 9.2(b) hereof.

            "Uniform System of Accounts" shall mean the Uniform System of Accounts for Hotels, current edition.

            "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

            "Variable Expenses" shall have the meaning set forth in Section 5.1.11(d) hereof.

            "Year 2000" shall have the meaning set forth in Section 5.1.26 hereof.

            Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

            II. GENERAL TERMS

            Section 2.1 Loan Commitment; Disbursement to Borrower.

            2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

            2.1.2 Components of the Loan. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Components A through E. The principal amount of the Components shall be as follows:

                      COMPONENT                   PRINCIPAL AMOUNT
                      ---------                   ----------------
                          A                         $ 213,810,000
                          B                         $  42,760,000
                          C                         $  42,760,000
                          D                         $  27,680,000
                          E                         $  18,990,000

            2.1.3 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

            2.1.4 The Note, Mortgages and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents.

            2.1.5 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans in respect of the Properties, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the Closing of the Loan, (e) fund any working capital requirements of the Properties, and (f) distribute the balance, if any, to Borrower for such use or distribution as Borrower may determine.

            Section 2.2 Interest; Loan Payments; Late Payment Charge.

            2.2.1 Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate under each Component comprising the Note as applied to the outstanding principal balance of the related Component.

            2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

            2.2.3 Determination of Interest Rate.

            (a) The Applicable Interest Rate with respect to the Loan shall be:
(i) for a LIBOR Loan, LIBOR plus the Spread applicable to each Component comprising the Note with respect to the applicable Interest Period or (ii) for a Prime Rate Loan, the Prime Rate plus the Prime Rate Spread applicable to each Component comprising the Note if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f); provided, however that in no event shall the Applicable Interest Rate with respect to Component A exceed the Maximum Interest Rate other than during any period with respect to which the Default Rate may be applicable.

            (b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan evidenced by each of the Components comprising the Note at LIBOR plus the Spread applicable to each such Component for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error and Lender shall notify Borrower and the cap provider under the Interest Rate Protection Agreement of the Applicable Interest Rate for each Interest Period.

            (c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the first day of the next succeeding Interest Period, to a Prime Rate Loan.

            (d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and Borrower may elect to convert the Prime Rate Loan to a LIBOR Loan effective on the first day of the next succeeding interest period by delivering to Lender written notice of such election no later than 12:00 p.m. (New York City Time), three (3) Business Days prior to the desired conversion date, which notice shall be irrevocable. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Prime Rate Loan.

            (e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "Foreign Taxes"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by

Borrower to pay any such Foreign Tax when due to the appropriate taxing authority of which Lender shall have provided Borrower with prior written notice, if possible, or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence. Lender's inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this Section 2.2.3(e).

            (f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

            (g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

            (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

            (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

            (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety
(90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

            (h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or
(B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

            (i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error, or (ii) any earlier date provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause
(i) within ninety (90) days after Lender received written notice of such change in law or circumstance.

            2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole but good faith discretion.

            2.2.5 Intentionally Deleted.

            2.2.6 Payments. On each Payment Date throughout the term of the Loan, Borrower shall pay to Lender monthly installments of interest on the Loan in arrears at the Applicable Interest Rate in accordance with Section 2.2.2 and
Section 2.2.3 hereof. Unless otherwise elected by Lender, such payments shall be applied (i) first, to the payment of interest then due and owing under Component A; (ii) second, to the payment of interest then due and owing under Component B;
(iii) third, to interest then due and owing under Component C; (iv) fourth, to interest then due and owing under Component D; and (v) fifth, to interest then due and owing under Component E.

            2.2.7 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and other the Loan Documents.

            2.2.8 Payments after Default. Subject to Section 2.5.3 hereof, upon the occurrence and during the continuance of a Default that is susceptible to being cured by the payment of money or of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such monetary Default or Event of Default occurred until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the weighted average of the Applicable Interest Rate with respect to each of the Components and shall be secured by the Mortgages and the other Loan Documents. This Section 2.2.8 shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of interest at the Default Rate.

            2.2.9 Late Payment Charge. Subject to Section 2.5.3 hereof, if any Monthly Debt Service Payment Amount due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

            2.2.10 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

            Section 2.3 Prepayments.

            2.3.1 Voluntary Prepayments. Upon no less than two (2) Business Days prior written notice, Borrower shall have the right to prepay the Loan in whole or in part on any Payment Date without premium or penalty. If for any reason Lender, in its sole discretion, accepts a prepayment on a date which is not a Payment Date (including any prepayment following an Event of Default), such prepayment shall be accompanied by a payment of all interest that would have accrued on the Loan through the next Payment Date. Any voluntary prepayment made pursuant to this Section 2.3.1 and not made in connection with the release of an Individual Property pursuant to Section 2.4 hereof, shall be applied pro-rata to reduce the Pro-Rata Release Amounts of each Individual Property.

            2.3.2 Mandatory Prepayments.

            (a) On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of any Individual Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No premium or penalty shall be due in connection with any prepayment made pursuant to this
Section 2.3.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

            (b) In the event that any management fees due and payable pursuant to the related Management Agreement are increased pursuant to the terms of that certain Termination Provisions Agreement dated as of June 10, 1999 by and between Wyndham International Operating Partnership, L.P. and Interstate Hotels, LLC, then Borrower shall, on the next occurring Payment Date, prepay the outstanding principal balance of the Note in an amount necessary to increase the Debt Service Coverage Ratio with respect to each Individual Property to which such increase would be applicable for the twelve (12) calendar months immediately preceding such increase (but calculated assuming such increase had been in effect during such twelve (12) month period) to equal or exceed the greater of (i) the Debt Service Coverage Ratio with respect to each such Individual Property as of the Bel Age Closing Date, as set forth on Schedule I hereto and (ii) the Debt Service Coverage Ratio with respect to such Individual Property for the twelve (12) calendar months immediately preceding such increase prior to giving effect to such increase. If Borrower shall fail to so prepay the outstanding principal balance of the Note, Lender may, at its option, withdraw amounts necessary to make such prepayment from the Lockbox Account or the Cash Collateral Account and apply such amounts in accordance with this Section 2.3.2(b) and, if the amounts on deposit therein shall not be

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

sufficient to make such prepayment, no Net Cash Flow After Debt Service shall be released from the Cash Collateral Account to Borrower until sufficient amounts to make such prepayment have accumulated in the Cash Collateral Account and have been applied by Lender to such prepayment. Any such prepayment shall be applied to reduce the Release Amount of the Individual Property with respect to which such prepayment was made.

            2.3.3 Proceeds of Interest Rate Protection Agreements. The net proceeds of the liquidation of any Interest Rate Protection Agreement in connection with any prepayment of all or any portion of the Loan shall be distributed to Borrower, provided that no Event of Default has occurred and is continuing.

            2.3.4 Application of Prepayments to Components. Any prepayment of the principal of the Loan, in whole or in part, shall be applied (i) first, to the reduction of the outstanding principal balance of Component A until reduced to zero, (ii) second, to the reduction of the outstanding principal balance of Component B until reduced to zero, (iii) third, to the reduction of the outstanding principal balance of Component C until reduced to zero, (iv) fourth, the reduction of the outstanding principal balance of Component D until reduced to zero and (v) fifth, the reduction of the outstanding principal balance of Component E.

            Section 2.4 Release of Properties.

            2.4.1 Release of Individual Properties. Provided no Event of Default has occurred and is continuing (other than an Event of Default that arises solely in connection with the Individual Property to be released, provided that such release cures such Event of Default), Borrower shall have the right to prepay the Loan in part on any Payment Date (and on no other date) and receive release(s) of the Mortgage(s) and the related Loan Documents with respect to one or more Individual Properties and the release of funds on deposit in the Lockbox Account, the Cash Collateral Account and any of the Reserve Funds relating to each such Individual Property and the release of any security delivered to Lender pursuant to Section 5.1.21 in connection with alterations at each such Individual Property upon payment to Lender of the Adjusted Release Amount for each Individual Property so released, together with all amounts then due and payable under the Loan and the Loan Documents and upon the satisfaction of each of the following conditions:

            (a) Borrower shall submit to Lender, not less than fifteen (15) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property or a release of the Individual Borrower and the Individual Property from the applicable Loan Documents, as applicable, for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property to be released is located and reasonably satisfactory to Lender in form and substance. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

            (b) After giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages for the twelve (12) full calendar months immediately preceding the release of the Individual Property shall be not less than the greater of (i) 1.98x, and (ii) the Debt Service Coverage Ratio for all of the Properties then securing the Loan (including any Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property.

            (c) The Individual Property to be released shall be conveyed to a person other than any Individual Borrower prior to or simultaneously with the release of the Individual Property or, at Borrower's request, the Individual Borrower owning the Individual Property together with such Individual Property will be released from the applicable Loan Documents, provided that, if the Individual Borrower is to be released, Borrower shall deliver to Lender evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of the Individual Borrowers remaining subject to the Loan Documents following such release are not adversely affected by the release (which requirement may include a non-consolidation opinion or a reaffirmation of the Insolvency Opinion satisfactory to Lender and the Rating Agencies).

            (d) Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment of the Loan, including any Breakage Costs and any costs and expenses associated with a release of the Lien of the Mortgages as provided in this Section 2.4.1, as well as reasonable attorneys' fees and expenses.

            (e) The Adjusted Release Amount paid to Lender in connection with any such release shall be applied (i) first, to reduce the Pro-Rata Release Amount of the Individual Property being released to zero and (ii) second, pro-rata to reduce the Pro-Rata Release Amounts of each Individual Property remaining subject to the Lien of a Mortgage immediately following such release.

            2.4.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Mortgage on each Individual Property not theretofore released.

            2.4.3 Release of Wyndham Buttes Parcel. If the ground lessor under the Ground Lease with respect to the Individual Property known as Wyndham Buttes shall, in accordance with such Ground Lease, notify the applicable Individual Borrower that it intends to exercise, or has exercised, its right to reclaim the portion of such Individual Property which is described as "Parcel A-2" in such Ground Lease ("the "Buttes Reclaim Parcel") and such Individual Borrower shall notify Lender that it shall be necessary to release any Lien of the applicable Mortgage with respect to the Buttes Reclaim Parcel in order for such Individual Borrower to comply with the related Ground Lease, then Lender shall release the Lien of the applicable Mortgage upon the satisfaction of each of the following conditions:

            (a) Borrower shall submit to Lender (within a time period prior to such release that is reasonably sufficient for Lender's review thereof) a release of Lien (and related Loan Documents) for the Buttes Reclaim Parcel for execution by Lender. Such release shall be in a form appropriate for each jurisdiction in which the Individual Property to be released is located. In addition, Borrower shall provide Lender with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents with respect to the Individual Properties not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

            (b) Borrower shall pay all costs and expenses of Lender incurred in connection with the release of the Buttes Reclaim Parcel pursuant to this
Section 2.4.3 (including, without limitation, Lender's reasonable attorneys' fees and expenses).

            (c) Borrower shall submit to Lender evidence (through endorsements to the Title Insurance Policy with respect to such Individual Property or otherwise) that the portion of such Individual Property remaining subject to the Lien of the applicable Mortgage after the release of the Buttes Reclaim Parcel shall (i) continue to comply with all Legal Requirements and (ii) constitute one or more parcels which constitute one or more separate tax lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

            (d) Borrower shall deliver to Lender an endorsement to the Title Insurance Policy with respect to such Individual Property confirming that the release of the Buttes Reclaim Parcel will not have an adverse effect on the priority of the Lien of the Mortgage encumbering the remaining portion of such Individual Property.

            (e) If a Securitization shall have occurred, Borrower shall deliver to Lender an opinion of counsel that the release of the Buttes Reclaim Parcel will not constitute a "significant modification" of the Loan within the meaning of Section 1.1001-3 of the regulations of the United States Department of Treasury.

            Section 2.5 Manner of Making Payments; Cash Management.

            2.5.1 Deposits into Lockbox Account. Borrower shall cause all Rents from the Properties to be deposited into the Lockbox Account in accordance with the Cash Management Agreement. Borrower shall be responsible for all costs of maintaining the Lockbox Account. Without limiting the foregoing, except in the case of the Troy Property, the Schaumburg Property and the Phoenix Property, Borrower shall, and shall cause each Manager to, (a) deliver irrevocable written instructions to all Tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account, and (b) deposit all amounts received by Borrower or any Manager constituting Rents or other revenue of any kind from the Properties into the Cash Collateral Account within one (1) Business Day of receipt thereof. In the case of the Troy Property, the Schaumburg Property and the Phoenix Property, Borrower shall cause the applicable Manager to deposit into the Cash Collateral Account any and all amounts to which Borrower is entitled pursuant to the related Management Agreement. Disbursements from the Lockbox Account and the Cash Collateral Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account, the Cash Collateral Account and any other cash management account established pursuant to the Cash Management Agreement and, except as set forth in the Cash Management Agreement, Borrower shall have no rights to make withdrawals therefrom.

            2.5.2 Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

            2.5.3 Payments Received in the Lockbox Account and Other Cash Collateral Accounts. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, in no event shall a Default or an Event of Default arising solely from the failure of Borrower to make a timely payment of any amount due and payable under the Loan be deemed to have occurred if such failure has occurred solely due to the failure of Lender, Servicer or Agent (a) to properly apply amounts on deposit in the Lockbox Account, the Cash Collateral Account or any other cash collateral account established pursuant to the Cash Management Agreement and under the exclusive control of Lender, Servicer and/or Agent to the timely payment of such amount due and payable under the Loan in accordance with the terms and provisions of the Cash Management Agreement or the other Loan Documents or (b) to transfer, in a timely manner, amounts on deposit in the Lockbox Account to the Cash Collateral Account or other account established pursuant to the Cash Management Agreement.

            2.5.4 No Deductions, etc. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

            III. CONDITIONS PRECEDENT

            Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the conditions precedent set forth in that certain Commitment and Term Sheet dated June 10, 1999 between Lender and Patriot American Hospitality, Inc., as such Commitment and Term Sheet may have been amended by the parties thereto, prior to the Closing Date and each of the representations and warranties set forth in Article IV hereof shall be true and correct as of the Closing Date.

            Section 3.2 Basic Carrying Costs. On or before the Closing Date, Borrower shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Properties, (b) currently due Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

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

            IV. REPRESENTATIONS AND WARRANTIES

            Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

            4.1.1 Organization. Each Individual Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each Individual Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each Individual Borrower possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of each Individual Borrower is the ownership, management and operation of one or more Individual Properties.

            4.1.2 Proceedings. Each Individual Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each Individual Borrower that is a party thereto and constitute legal, valid and binding obligations of such Individual Borrower enforceable against such Individual Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by each Individual Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Individual Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, license or other material agreement or instrument to which such Individual Borrower is a party or by which any of such Individual Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by such Individual Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

            4.1.4 Litigation. Except as disclosed on Schedule X attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting any Individual Borrower or any Individual Property, which actions, suits or proceedings, if determined against any Individual Borrower or any Individual Property, could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of any Individual Borrower or the condition or ownership of any Individual Property.

            4.1.5 Agreements. No Individual Borrower is a party to any agreement or instrument or subject to any restriction which could be reasonably expected to materially and adversely affect any Individual Borrower or any Individual Property, or any Individual Borrower's business, properties or assets, operations or condition, financial or otherwise. Other than as set forth on
Schedule XII, no Individual Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Individual Borrower or any Individual Property is bound which could reasonably be expected to materially and adversely affect any Individual Borrower or any Individual Property. No Individual Borrower has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Individual Borrower is a party or by which any Individual Borrower or any Individual Property is otherwise bound, other than (a) trade payables incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (xx) of the definition of "Special Purpose Entity" set forth in Section 1.1 and (b) obligations under or permitted under the Loan Documents.

            4.1.6 Title. Each Individual Borrower has good, marketable and insurable fee simple or leasehold title (as applicable) to the real property comprising part of its Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting any of the Properties which are past due and are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are insured against pursuant to the applicable Title Insurance Policy or are being contested in accordance with the terms and conditions of the Mortgages.

            4.1.7 No Bankruptcy Filing. No Individual Borrower or any constituent Persons of any Individual Borrower are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of any Individual Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

            4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, could reasonably be expected to materially adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

            4.1.9 No Plan Assets. No Individual Borrower is an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Individual Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Individual Borrower is a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) no transactions by or with any Individual Borrower are subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

            4.1.10 Compliance. Except as expressly set forth in the property condition, structural, entitlement and environmental reports (as supplemented or amended, "Property Condition Reports") delivered to Lender in connection with the Closing of the Loan, Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not, in any material respect, in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or to the best of Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

            4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, in all material respects, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

            4.1.12 Condemnation. Except as set forth on Schedule XV, no Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

            4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

            4.1.14 Utilities and Public Access. Each Individual Property has rights of access to public ways or private recorded easements or rights of way providing access to public ways which are insured by the Title Insurance Policies and each Individual Property is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

            4.1.15 Not a Foreign Person. No Individual Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            4.1.16 Separate Lots. Except as set forth on Schedule XVII hereto, each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

            4.1.17 Assessments. Except as set forth on Schedule XI attached hereto, there are no material pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor to the best of the Borrower's knowledge, are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

            4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations) and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

            4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Except as described on Schedule X hereto, no outstanding material claims are pending under any such policy with respect to or related to the Properties and/or the Borrower and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

            4.1.21 Use of Property. Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses including, but not limited to, restaurants and lounges.

            4.1.22 Certificate of Occupancy; Licenses. Except as expressly set forth in the Property Condition Reports, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable liquor license required for the legal use, occupancy and operation of each Individual Property as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain or cause to be kept and maintained all Licenses necessary for the operation of each Individual Property as a hotel. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

            4.1.23 Flood Zone. Except as shown on the Surveys, or expressly disclosed in the Property Condition Reports, none of the Improvements on any Individual Property are located in an area as identified by ,the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

            4.1.24 Physical Condition. Except as expressly set forth in the Property Condition Reports, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no material structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            4.1.25 Boundaries. Except as expressly set forth in the Property Condition Reports, the Surveys or the Title Insurance Policies, all of the improvements at each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to materially affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

            4.1.26 Leases. The Properties are not subject to any Leases other than the Leases described in Schedule II attached hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any material possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Management Agreement and the Leases. The current Leases are in full force and effect and, except as disclosed on Schedule XVI, there are no defaults in any material respect under any Material Lease by Borrower and, to the best of Borrower's knowledge, any tenant, and, to the best of Borrower's knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults in any material respect under any Material Lease. Except for advance payments in the nature of security deposits, no Rent has been paid more than one (1) month in advance of its due date. Except as set forth on Schedule XVI, all material work to be performed by the applicable Individual Borrower under each Material Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the applicable Individual Borrower to any tenant has already been received by such tenant. There is no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is presently outstanding and has priority over the Loan Documents. To the best of Borrower's knowledge, no tenant listed on Schedule II has assigned its Lease or sublet all or any portion of the premises demised thereby, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements.

            4.1.27 Intentionally Deleted.

            4.1.28 Intentionally Deleted.

            4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to each applicable Individual Borrower have been or will be paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been or will be paid, and, under current Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

            4.1.30 Special Purpose Entity/Separateness.

            (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that each Individual Borrower is, shall be and shall continue to be a Special Purpose Entity.

            (b) The representations, warranties and covenants set forth in
Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

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

            (c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with all of the assumptions made with respect to it in the Insolvency Opinion. Borrower will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion. Each entity other than Borrower with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

            4.1.31 Management Agreements. Each Management Agreement is in full force and effect and there is no material default thereunder by the related Individual Borrower or, to the best of Borrower's knowledge, any other party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a material default thereunder.

            4.1.32 Franchise Agreements. The Franchise Agreement with respect to each Individual Property is in full force and effect and, other than as set forth on Schedule XII, there is no material default thereunder by the related Individual Borrower or, to the best of the Borrower's knowledge, any other party thereto and no event has occurred that, with the passage of time/or the giving of notice would constitute a material default thereunder.

            4.1.33 Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to each Ground Lease:

            (a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded. The Ground Lease or estoppel letters received by Lender permits the interest of Borrower to be encumbered by a mortgage or the ground lessor has approved and consented to the encumbrance of the applicable Individual Property by the respective Mortgage. There have not been amendments or modifications to the terms of the Ground Lease since its recordation (or the recordation of the memorandum thereof) with the exception of written amendments or modifications, copies of which have been delivered to Lender. The Ground Lease may not be cancelled, terminated, surrendered or amended without the prior written consent of Lender. Borrower acknowledges that Lender will in no event consent to any such cancellation, termination, surrender or amendment of the Ground Lease without, among other things, receipt of the written confirmation of each of the Rating Agencies that such cancellation, termination, surrender or amendment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities, or any class thereof.

            (b) No Liens. Except for the Permitted Encumbrances, Borrower's interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the related Mortgage other than the ground lessor's related fee interest, and the ground lessor thereunder cannot subordinate the Ground Lease to a mortgage encumbering the fee interest of ground lessor.

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

            (c) Ground Lease Assignable. Borrower's interest in the Ground Lease is assignable by foreclosure upon notice to, but without the consent of, the ground lessor.

            (d) Default. As of the date hereof, the Ground Lease is in full force and effect and there is no default under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease.

            (e) Notice. The Ground Lease requires the ground lessor to give notice of any default by Borrower to Lender. The Ground Lease, or estoppel letters received by Lender from the ground lessor, further provides that notice of default given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease.

            (f) Cure. Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default before the ground lessor thereunder may terminate the Ground Lease.

            (g) Term. The Ground Lease has a term which extends not less than ten (10) years beyond the Maturity Date.

            (h) New Lease. The Ground Lease requires the ground lessor to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

            (i) Insurance Proceeds. Under the terms of the Ground Lease (or estoppel letters received by Lender from the ground lessor) and the respective Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the applicable Individual Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

            4.1.34 Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

            4.1.35 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or could reasonably be expected to materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

            Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower or any Individual Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

            V. BORROWER COVENANTS

            Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

            5.1.1 Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, in all material respects, with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate the Individual Properties that are the subject of the O&M Agreement in accordance with the terms and provisions thereof in all material respects. After prior written notice to Lender, Borrower, at its own expense, may contest any appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any applicable Ground Lease and any other material instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal

Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

            5.1.2 Taxes and Other Charges. Subject to Borrower's rights to contest the same in accordance with the terms and conditions of this Section 5.1.2, Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to the delinquency thereof; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or any Lien or charge that may become a Lien or charge against the Properties, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any applicable Ground Lease and any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges or the amount necessary to discharge any Lien or satisfy any charge that may become a Lien or charge against the Properties, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, or the amount necessary to discharge any Lien or satisfy any charge that may become a Lien or charge against the Properties, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is finally established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

            5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against any Individual Borrower which could reasonably be expected to materially adversely affect such Individual Borrower's condition (financial or otherwise) or business or any Individual Property.

            5.1.4 Access to Properties. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants and patrons of the Properties.

            5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

            5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

            5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

            5.1.8 Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

            5.1.9 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

            (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

            (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses into the name of Lender or its designee after a foreclosure of the applicable Individual Property or conveyance of such Individual Property in lieu thereof; and

            (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

            5.1.10 Supplemental Mortgage Affidavits. As of the date hereof, Borrower represents that it has paid, or will pay, all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto), and Borrower shall, on demand, pay any additional taxes.

            5.1.11 Financial Reporting.

            (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

            (b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, (A) a complete copy of Borrowers' consolidated financial statement audited by a Certified Public Accountant acceptable to Lender in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) and (B) a summary schedule prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) by the Certified Public Accountant covering the operation of each Individual Property for such Fiscal Year and containing a statement of revenue and expenses for each Individual Property. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of Borrower or the general partners and managing members of Borrower, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and has been prepared in accordance with GAAP, (iii) an unqualified opinion of a "Big Five" accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (iv) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the "Net Cash Flow Schedule"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether, to the best of Borrower's knowledge, there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

            (c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by a certificate of the chief financial officer of Borrower or the general partners and managing members of Borrower, as applicable, stating that, to the best of Borrower's knowledge, such items are true, correct, accurate, and complete and in all material respects and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a report of occupancy for the subject month (including an average daily rate, and any and all franchise inspection reports received by Borrower during the subject month) accompanied by an Officer's Certificate with respect thereto; (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto; and (iv) a Net Cash Flow Schedule. In addition, such certificate shall also be accompanied by a certificate of the chief financial officer of Borrower or the general partners and managing members of Borrower stating that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days except those being contested in accordance with the provisions of the Loan Documents. All such monthly operating statements shall be prepared based on the Uniform System of Accounts.

            (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget submitted for each Fiscal Year throughout the term of the Loan shall be subject to Lender's written approval, which approval shall not be unreasonably withheld or delayed (each such Annual Budget, an "Approved Annual Budget"). Lender approval of a proposed Annual Budget shall be deemed to have been given if (i) such proposed Annual Budget is submitted to Lender with a request for approval and Lender does not respond by approving such proposed Annual Budget or stating its objections to such proposed Annual Budget within ten (10) Business Days of Lender's receipt thereof and (ii) after Lender's failure to respond to the initial request for approval of such proposed Annual Budget within the time period set forth in clause (i), Borrower shall re-submit such proposed Annual Budget to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger) that approval will deemed given if Lender does not respond within five (5) Business Days and Lender does not respond to such second submission of such proposed Annual Budget by approving such proposed Annual Budget or stating its objection thereto within five (5) Business Days of Lender's receipt of such second submission. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect (x) matters in the proposed Annual Budget approved by Lender and (y) as to matters in the proposed Annual Budget not yet approved by Lender ("Disapproved Budget Category"), (i) increases for expenses actually incurred which vary in relation to gross revenues ("Variable Expenses") in an amount equal to the percentage increase of actual fiscal year to date gross revenues over estimated fiscal year to date gross revenues for the period in question set forth in the most recent Approved Annual Budget ("Gross Revenues Percentage Increase") through the date of the applicable expenditure, (ii) expenditures actually incurred which are beyond the reasonable control of Borrower such as taxes, insurance, and utilities ("Uncontrollable Expenses"), and (iii) Extraordinary Expenses incurred in order to prevent or ameliorate imminent material harm or damage to an Individual Property or individuals or property in, on or around an Individual Property (such Extraordinary Expenses being hereinafter referred to as "Emergency Expenditures") actually incurred. Notwithstanding anything in any Loan Documents to the contrary, expenditures shall be deemed in compliance with and made pursuant to the Approved Annual Budget even though such expenditures exceed the amount budgeted therefor in the Approved Annual Budget if such expenditures are (i) for Uncontrollable Expenses,
(ii) Variable Expenses which exceed the amounts budgeted therefor by not more than the Gross Revenues Percentage Increase, (iii) Emergency Expenditures, or
(iv) for expenses which do not exceed in the aggregate for all such expenses 3% of the total amount of the Approved Annual Budget excluding Variable Expenses, Uncontrollable Expenses and Emergency Expenditures.

            (e) In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval which approval shall not be unreasonably withheld. In the event that Lender objects to any proposed Extraordinary Expenses, Lender shall advise Borrower of such objections within fifteen (15) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall within ten (10) Business Days after receipt of notice of any such objections revise such Extraordinary Expenses and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Extraordinary Expenses within ten (10) days after receipt thereof (and deliver to Lender a reasonably detailed description of such objections) and Borrower shall revise the same in accordance with the process described in this subparagraph until Lender reasonably approves such Extraordinary Expenses; provided, however, that if Lender shall not advise Borrower of its objections to any proposed Extraordinary Expenses within the applicable time period set forth in this clause (e), then such proposed Extraordinary Expenses shall be deemed approved by Lender. Notwithstanding anything set forth herein to the contrary, Borrower may incur Emergency Expenditures without the prior approval of Lender, provided that (i) such Emergency Expenditures are reasonable, and (ii) Borrower or Manager notifies Lender in writing within two (2) business days after the occurrence of the emergency situation necessitating such Emergency Expenditure with a reasonably detailed explanation of such Emergency Expenditures.

            (f) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any Individual Property and the financial affairs of Borrower as may be reasonably requested by Lender.

            (g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

            5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

            5.1.13 Title to the Properties. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

            5.1.14 Costs of Enforcement. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the

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hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

            5.1.15 Estoppel Statement.

            (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth
(1) the amount of the original principal amount of each of the Components comprising the Note, (ii) the unpaid principal amount of each of the Components comprising the Note, (iii) the Applicable Interest Rate of each of the Components comprising the Note, (iv) the date installments of interest were last paid, (v) any then known offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

            (b) After request by Borrower, Lender shall within ten (10) days furnish Borrower with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of each of the Components comprising the Note, (ii) the unpaid principal amount of each of the Components comprising the Note, (iii) the Applicable Interest Rate of each of the Components comprising the Note, (iv) the date installments of interest were last paid, (v) that the Note, this Agreement, the Mortgages and the other Loan Documents have not been modified or if modified, giving the particulars of such modification and (vi) whether any written notice of a Default is then outstanding.

            (c) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

            5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5.

            5.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

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

            5.1.18 Intentionally Deleted.

            5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

            5.1.20 Leasing Matters. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale; however, all Leases approved by Lender may also be subject to non-disturbance or similar recognition agreement, and a material tenant's attornment to Lender may be conditioned on Lender's agreeing to such non-disturbance or recognition. None of the Leases shall contain any option to purchase, any right of first refusal to purchase, any non-disturbance or similar recognition agreement (except for Leases approved by Lender) or any other similar provisions which adversely affect title to the Mortgaged Property or which might materially and adversely impair the rights of Lender under the Loan Documents without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. All Material Leases shall be subject to Lender's prior written approval. Lender shall not unreasonably withhold, condition or delay approval of any Lease or the execution of any subordination and non-disturbance or similar recognition agreement requested by any tenant under a Lease approved by Lender. Lender approval of any Lease or related subordination and non-disturbance agreement shall be deemed to have been given if (i) request for such approval is given with a written notice, clearly stated in 14-point type or larger, that approval will be deemed given if Lender does not respond within fifteen (15) days of Lender's receipt of such request for approval and (ii) if within fifteen (15) days after Lender's receipt of such request for approval, accompanied by a copy of the proposed lease or subordination and non-disturbance agreement, Lender does not approve or disapprove the lease or subordination and non-disturbance agreement in writing, specifying in reasonable detail its reasons for any disapproval. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner or unless such termination or surrender is otherwise commercially reasonable; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, no Individual Borrower shall enter into a lease of all or substantially all of any Individual Property without (a) Lender's prior written consent and (b) written confirmation from each of the Rating Agencies that such lease will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof).

            5.1.21 Alterations. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that could be reasonably expected to have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income of the applicable Individual Property. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations (a) that (together with the related cost of such alterations) have been provided for in the Approved Annual Budget or (b) that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that (i) no Event of Default has occurred and is continuing, (ii) such alterations are made in accordance with all Legal Requirements, and (iii) the cost of such alterations does not exceed an amount equal to five percent (5%) of the Release Amount of the applicable Individual Property (such amount being hereinafter referred to as the "Threshold Amount"). If the cost of any alterations to any Improvements shall exceed the Threshold Amount and such cost will not be paid from amounts on deposit in the Replacement Reserve Fund or the Required Repair Fund, then, prior to the commencement of such alterations, Borrower shall deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, which completion bond or letter of credit shall be otherwise acceptable in form and substance to Lender. Such security shall be in an amount equal to the excess of the cost of such alterations over the Threshold Amount, and applied from time to time to pay for such alterations as the related work is performed (subject to Lender's reasonable oversight and approval prior to any such application). Lender may, in its sole discretion, from time to time permit Borrower to pay for the costs of certain identified alterations to certain Improvements, which alterations have been approved by Lender (pursuant to the Approved Annual Budget or otherwise), from Net Cash Flow After Debt Service after any payments to any Reserve Funds or other payments required under any of the Loan Documents then due and payable have been made, without delivering additional security to Lender pursuant to this Section, provided that (x) such alterations are completed in accordance with a schedule approved by Lender, (y) no Event of Default has occurred and is continuing and (z) such alterations are made in accordance with all Legal Requirements. Borrower shall complete the capital improvements in accordance with the 1999-2000 Capital Plan set forth on Schedule VI

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

hereto on a quarterly basis in accordance with the budgeted plans therefor delivered to Lender in connection with the closing of the Loan and may pay for the costs of such capital improvements from Net Cash Flow After Debt Service after any payments to any Reserve Funds or other payments required under any of the Loan Documents then due and payable have been made, without delivering any additional security to Lender pursuant to this Section, provided that (1) such capital improvements are completed in accordance, in all material respects, with all Legal requirements and (2) no Event of Default has occurred and is continuing. If Borrower shall fail to complete any such capital improvements in the applicable quarter (subject to delay due to circumstances beyond Borrower's reasonable control, provided that Borrower shall have submitted to Lender an Officer's Certificate setting forth the circumstances resulting in such delay and describing Borrower's past and intended efforts to minimize such delay), Lender may, at its option, withdraw amounts necessary to pay for the completion of such capital improvements and make such payments from the Lockbox Account or Cash Collateral Account. If the amounts on deposit in the Lockbox Account and the Cash Collateral Account are not sufficient to make such payments, no Net Cash Flow After Debt Service shall be released from the Cash Collateral Account to Borrower until sufficient amounts to make such payment have accumulated in the Cash Collateral Account and have been applied by Lender to such payments.

            5.1.22 Operation of Property.

            (a) Borrower shall cause the hotel located on each Individual Property to be operated, in all material respects, in accordance with the related Franchise Agreement and/or the Management Agreement (or Replacement Management Agreement or Replacement Franchise Agreement) as applicable. In the event that any Franchise Agreement or Management Agreement expires or is terminated (other than a termination by an Individual Borrower, and without limiting any obligation of Borrower to obtain Lender's consent to any termination or modification of any Franchise Agreement or Management Agreement in accordance with the terms and provisions of this Loan Agreement), Borrower shall promptly enter into a Replacement Franchise Agreement or a Replacement Management Agreement with a Qualified Franchisor or a Qualified Manager, as applicable.

            (b) Borrower shall:

            (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under each Franchise Agreement and Management Agreement and do al things necessary to preserve and to keep unimpaired its material rights thereunder;

            (ii) promptly notify Lender of any material default under any Franchise Agreement or any Management Agreement of which it is aware;

            (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Franchise Agreement or any Management Agreement; and

            (iv) to the extent prudent in Borrower's commercially reasonable judgment, enforce the performance and observance of all of the covenants and agreements required

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

      to be performed and/or observed by the Franchisor under each Franchise Agreement and the manager under each Management Agreement, in a commercially reasonable manner.

            5.1.23 Condominium Provisions.

            (a) Borrower hereby represents and warrants that, to the best of Borrower's knowledge, the Condominium Documents are in full compliance with all applicable local, state and federal laws, rules and regulations which effect the establishment and maintenance of condominiums in the applicable State(s) (collectively, the "Condominium Law") relating to condominiums. Borrower shall comply with any such state, local or federal law, rule and regulation applicable to the Condominium, including, but not limited to, the securities and condominium laws of the applicable State(s) and the rules and regulations pertaining thereto, if applicable.

            (b) Borrower covenants and agrees that:

            (i) it will not, without the Lender's prior written consent, amend, modify or supplement, or consent to the amendment, modification or supplementation of any of the Condominium Documents, which consent shall not be unreasonably withheld or delayed.

            (ii) it will pay all assessments for common charges and expenses made against those condominium units then owned by the applicable Individual Borrower pursuant to the Condominium Documents prior to delinquency;

            (iii) it will comply in all material respects with all of the terms, covenants and conditions on the applicable Individual Borrower's part to be complied with, pursuant to the Condominium Documents and any rules and regulations that may be adopted for the Condominium, as the same shall be in force and effect from time to time;

            (iv) it will take all commercially reasonable actions as may be necessary from time to time to preserve and maintain the Condominium in accordance with the Condominium Law;

            (v) it will not, without the prior written consent of Lender, take (and hereby assigns to Lender any right it may have to take) any action to terminate the Condominium, withdraw the Condominium from the Condominium Law, or cause a partition of the Condominium;

            (vi) it shall be an Event of Default If (A) any provision of the Condominium Documents or any section, sentence, clause, phrase or word or the application thereof in any circumstance is held invalid and such invalidity shall materially and adversely affect the Lien of the related Mortgage or Lender's rights under this Agreement or any other Loan Documents, or (B) the Condominium shall become subject to any action for partition by any condominium unit owner which could reasonably be expected to result in partition and said action has been commenced and not dismissed within sixty (60) days after commencement thereof, which partition could be reasonably expected to materially and adversely affect the Lien of the related Mortgage or Lender's rights under this

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

      Agreement or any other Loan Documents, or (C) the Condominium is withdrawn from the condominium regime established under the Condominium Law; and

            (vii) it will not, without the Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, exercise any right it may have to vote for, (A) any additions or improvements to the common elements of the Condominium, except as such additions or improvements are completed in accordance with Section 5.1.21 hereof, (B) any borrowing on behalf of the Condominium or (C) the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the related Improvements other than in accordance with Article VI hereof.

            (c) The provisions of Article VI hereof shall apply to the entirety of any Individual Property that is a Condominium as provided herein, notwithstanding the submission of any portion of such Individual Property to the Condominium Law. Without limiting the generality of the foregoing, Borrower, for and on behalf of itself and its direct and indirect successors and assigns as owner(s) of condominium units in the Condominium or any of them, (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees of the Condominium and/or the owners of the condominium units rights in the event of a casualty or a condemnation which are inconsistent with the provisions of Article VI hereof and (ii) expressly agrees to the application of the insurance proceeds and condemnation awards in accordance with Article VI hereof, respectively to the extent permitted by applicable law.

            5.1.24 Interest Rate Protection Agreement. Borrower, at its sole cost and expense, shall maintain in full force and effect throughout the term of the Loan an Interest Rate Protection Agreement with respect to Component B, Component C, Component D and Component E, which Interest Rate Protection Agreement shall be structured with LIBOR strike rates equal to the Maximum Interest Rate minus the Spread applicable to such Component. Each Interest Rate Protection Agreement can be retired, in part, in proportion to the outstanding principal balance of the related Component. If the cap provider under the Interest Rate Protection Agreement defaults in its obligations under the Interest Rate Protection Agreement, if such cap provider's credit rating is downgraded, qualified or withdrawn or if the Interest Rate Protection Agreement is terminated for any reason, Borrower shall replace the Interest Rate Protection Agreement with a new Interest Rate Protection Agreement which satisfies the requirements of this Section 5.1.24 within five (5) Business Days of such default, downgrade or termination and shall use any and all payments made in connection with such default, downgrade or termination to purchase such a new agreement. If Borrower fails to so replace the Interest Rate Protection Agreement within such five (5) Business Day period, Lender may, at its option, replace the Interest Rate Protection Agreement with a new Interest Rate Protection Agreement that satisfies the requirements of this Section 5.1.24 and all costs and expenses incurred by Lender in so replacing the Interest Rate Protection Agreement shall be paid by Borrower to Lender upon demand and shall constitute a part of the Debt secured by the Mortgages. Borrower shall execute and deliver to Lender a Cap Assignment with respect to any Interest Rate Protection Agreement obtained pursuant to this Section 5.1.24

            5.1.25 Liquor/Hospitality Licenses. Borrower, at its sole cost and expense shall obtain new liquor licenses or transfer, or cause to be transferred, in accordance with all applicable law, the liquor licenses and the hospitality licenses more particularly described on

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

Schedule VII hereto into the name of Borrower or the applicable Individual Manager or other party described on Schedule VII hereto on or prior to the date described on Schedule VII hereto.

            5.1.26 Year 2000 Compliance. Borrower acknowledges awareness of the potential effect of the problem generally known as "Year 2000 computer-related dysfunction" ("Year 2000"). Borrower covenants and represents that it will take all reasonable efforts so that all computers and computer-dependant systems of Borrower, and such system used in or in connection with Improvements will be, on or before December 31, 1999, able to function notwithstanding Year 2000. Borrower will promptly notify Lender in the event Borrower discovers or determines that any of the above-referenced computers or systems will not be Year 2000 compliant prior to December 31, 1999. Borrower hereby covenants and agrees that it will promptly commence and diligently prosecute the remediation of any such Year 2000 dysfunction.

            Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

            5.2.1 Operation of Property.

            Borrower shall not, without Lender's prior written consent:

            (a) surrender, terminate, cancel, amend or modify any Franchise Agreement or Management Agreement;

            (b) reduce or consent to the reduction of the term of any Franchise Agreement or Management Agreement;

            (c) increase or consent to the increase of the amount of any charges under any Franchise Agreement or any Management Agreement; or

            (d) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Franchise Agreement or any Management Agreement in any material respect.

            5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

            (i) Permitted Encumbrances;

            (ii) Liens created by or permitted pursuant to the Loan Documents;
      and

            (iii) Liens for Taxes or Other Charges not yet delinquent and other inchoate Liens with respect to amounts not yet delinquent or which are being contested in good faith in-accordance with the terms and conditions of this Agreement.

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

            5.2.3 Dissolution. No Individual Borrower shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Individual Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause or permit its general partner or managing member, as applicable, to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such general partner, manager or managing member would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of such general partner, manager or managing member, in each case, without obtaining the prior written consent of Lender or Lender's designee and the written confirmation of each of the Rating Agencies that such action described in clause (i) or (ii) above, as applicable, will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities, or any class thereof.

            5.2.4 Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

            5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business or otherwise if such cancellation, release or forgiveness is prudent and commercially reasonable.

            5.2.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners or members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

            5.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

            5.2.8 Assets. Borrower shall not purchase or own any property other than the Properties.

            5.2.9 Debt. Borrower shall not create, incur or assume any Indebtedness indirectly (through a pledge or assignment of interests in Borrower or any partner or member of Borrower) or directly secured by any portion of any Individual Property or otherwise, unless

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

such Indebtedness is expressly permitted hereby or pursuant to the other Loan Documents, without the prior written consent of Lender and the written confirmation of each of the Rating Agencies that such Indebtedness will not, in and of itself, result in a downgrade or qualification, withdrawal of the initial, or, if higher, then current ratings assigned to the Securities, or any class thereof.

            5.2.10 No Joint Assessment. Except as set forth on Schedule XVII hereto, Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

            5.2.11 Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

            5.2.12 ERISA.

            (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

            (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

            (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

            (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

            (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

            5.2.13 Transfers.

            (a) Without the prior written consent of Lender, no Individual Borrower or any other Person having an ownership or beneficial interest, direct or indirect, in any Individual Borrower or any partner, member or manager of any Individual Borrower shall Transfer (as defined in the Mortgages) any Individual Property or any part thereof or any interest therein

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

(including any ownership interest in Borrower or any such partner, member or manager) or permit or suffer any Individual Property or any part thereof or any interest therein to be Transferred other than as permitted pursuant to the terms of this Section 5.2.13.

            (b) Lender reserves the right to condition the consent required hereunder upon (i) a modification of the terms hereof and of the Mortgages, the Note or the other Loan Documents as Lender shall reasonably determine to be necessary or advisable in order to reflect the transfer; (ii) with respect to a direct transfer of one or more Individual Properties, an assumption of this Agreement, the Note, the Mortgages and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 9.3 of this Agreement; (iii) payment of all of Lender's reasonable out-of-pocket expenses incurred in connection with such transfer; (iv) the confirmation in writing by the applicable Rating Agencies that the proposed transfer will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned in connection with any Securitization;
(v) the delivery of a nonconsolidation opinion reflecting the proposed transfer satisfactory in form and substance to Lender; (vi) the proposed transferee's continued compliance with the representations and covenants set forth in Section
4.1.30 and 5.2.12 of this Agreement; (vii) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of each Individual Borrower, its shareholders, partners or members, as the case may be, following such transfers are in accordance with the then current standards of Lender and the Rating Agencies, or (viii) such other conditions as Lender shall determine in its reasonable discretion to be necessary or advisable for the protection of the interests of Lender, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Properties. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of any Individual Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of any Individual Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of any Individual Property.

            (c) Notwithstanding anything to the contrary contained herein or in the Mortgages, the following Transfers shall be permitted without Lender's consent:

            (i) the Transfer of an ownership or beneficial interest, direct or indirect, in any Individual Borrower or any partner, member or manager of any Individual Borrower, provided that such Transfer does not result in a Change in Control of any Individual Borrower;

            (ii) the merger or consolidation of Indemnitor with another Person, provided that the Rating Agencies shall have confirmed in writing that such merger or consolidation will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities (or any class thereof);

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            (iii) the transfer of shares or ownership interests in any Person that is a "publicly-traded" company through any recognized stock exchange or "over-the-counter" market; or

            (iv) the grant of easements, restrictions, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephones and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easement, restriction or right-of-way shall materially impair the utility and operation of the related Individual Property or materially and adversely affect the value of such Individual Property or Borrower's ability to repay the Debt as it becomes due.

For the purposes of this Section 5.2.13, "Change in Control" shall mean (A) a transfer by which an aggregate of more than 49% of the equity interest of a Person (including by way of the transfer of any direct or indirect legal or beneficial interest in any constituent partner, member, manager or shareholder of such Person) shall be vested in any other Person who does not, as of the date hereof, own more than 49% of such Person, (B) a transfer of the power to direct or cause the direction of management and policies of such Person through the direct or indirect transfer of voting securities or other ownership interests, by contract or otherwise or (C) the transfer, pledge or hypothecation of a direct interest in any Individual Borrower or any general partner, managing member or manager of any Individual Borrower.

            (d) Notwithstanding anything to the contrary contained herein and in addition to those Transfers permitted pursuant to clause (c) above, the foreclosure or other acquisition (a "Pledged Interest Acquisition") by the Pledgors' Creditor of indirect interests in any Individual Borrower and its manager or general partner, as applicable (but not to include direct interests in any Individual Borrower, any partner or member of any Individual Borrower or any direct equity interest in any general partner, managing member or manager of any Individual Borrower) (collectively, the "Pledge Entities"), pledged from time to time pursuant to the terms of the Pledge Agreements (the "Pledged Interests") in connection with an exercise of remedies pursuant to the terms of the Pledge Agreements shall not be deemed to be a Transfer, provided, that, (a) Borrower shall give Lender (i) notice of such Pledged Interest Acquisition not less than sixty (60) days prior to the date of such Pledged Interest Acquisition, and (ii) at the request of Lender, copies of all material instruments and agreements to be utilized in effectuating such Pledged Interest Acquisition not less than five (5) days prior to the date of such Pledged Interest Acquisition, (b) after giving effect to the Pledged Interest Acquisition, the single purpose nature and bankruptcy remoteness of each of the Pledge Entities, as applicable, shall continue to comply with the requirements set forth in the Loan Documents, (c) at the request of Lender, Borrower shall deliver to Lender a non-consolidation opinion concerning the Borrower, the Person acquiring such Pledged Interests in connection with the Pledged Interest Acquisition (the "Pledge Transferee"), and/or their respective owners, which non-consolidation opinion shall be reasonably acceptable to Lender and the applicable Rating Agencies, (d) the Pledge Transferee shall be a Person (x) with a net worth, as reasonably determined by Mortgagee, of $500,000,000 or more after giving effect to the Pledged Interest Acquisition, and (y) with, in the reasonable determination of the Lender, sufficient experience in the ownership and management of properties similar to the Property, (e) the property manager for the Property shall be Manager or a Qualified Manager, (f) (1) the Franchise Agreement, if any, shall remain in full force and effect or, (2) Borrower shall enter into a Replacement Franchise Agreement, which Replacement

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Franchise Agreement shall be in full force and effect on the date of the Pledged
Interest Acquisition, and (g) Lender shall have received payment of all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such Pledged Interest Acquisition.

            5.2.14 Deposits of Gross Income from Operations. Borrower shall in no event permit any portion of the Gross Income from Operations (other than with respect to the Troy Property, the Schaumburg Property and the Phoenix Property) for any calendar month constituting in excess of twelve percent (12%) of the total Gross Income from Operations with respect to all of the Properties (other than with respect to the Troy Property, the Schaumberg Property and the Phoenix Property) collected during such calendar month to be collected by one or more Managers or Individual Borrowers rather than being deposited directly into the Lockbox Account or the Cash Collateral Account.

            VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

            Section 6.1 Insurance.

            (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for each Individual Borrower and for each Individual Property providing at least the following coverages:

            (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for' purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000) for all such insurance coverage; (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses; and (E) coverages for liquor liability. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the Release Amount of the related Individual Property or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) coastal windstorm insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Individual Property is located in any coastal region; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity; provided

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      that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

            (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Three Million and No/100 Dollars ($3,000,000) in the aggregate and Two Million and No/100 Dollars ($2,000,000) per occurrence (and, if on a blanket policy, containing an "Aggregate Per Location" endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:
      (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

            (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twenty-four (24) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from each Individual Property for a period of twenty-four (24) months from the date that such Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

            (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

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            (v) workers' compensation, subject to the statutory limits of the
      State, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

            (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

            (vii) umbrella liability insurance in an amount not less than One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

            (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Ten Million and No/100 Dollars ($10,000,000); and

            (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

            (b) All insurance provided for in Section 6.1 (a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts (to the extent not specified in Section 6.1(a)), deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A" or better (and the equivalent thereof) by the Rating Agencies. The Policies described in Section
6.1 (other than those strictly limited to liability protection) shall designate Lender as an additional insured and loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

            (c) Any Policy that is a blanket insurance policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate insurance policy insuring only the Individual Property in compliance with the provisions of Section 6.1(a).

            (d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower or the related Individual Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of

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property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

            (e) All Policies provided for in Section 6.1(a)(v) shall contain clauses or endorsements to the effect that:

            (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

            (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' prior written notice to Lender and any other party named therein as an additional insured;

            (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

            (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

            (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after five
(5) Business Days' notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

            Section 6.2 Casualty. If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "Restoration") and otherwise in accordance with Section 6.4; provided, that, commencement of a Restoration (a) shall be subject to the preliminary settlement and adjustment of any related insurance claim (but in no event later than ninety (90) days after the Casualty occurs and (b) shall be deemed to have occurred upon Borrower commissioning and obtaining designs and plans for such Restoration. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

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            Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.
If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

            Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

            (a) In the event that the projected Net Proceeds and the costs of completing the Restoration are each less than an amount equal to four percent (4%) of the Release Amount for the affected Individual Property, Borrower may settle and adjust any claim without the consent of Lender and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. Provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and satisfactorily complete with due diligence the Restoration in accordance with the terms herein, Borrower is hereby authorized to collect and receive any such insurance proceeds and apply them to the costs of Restoration.

            (b) In the event that either the projected Net Proceeds or the costs of completing the Restoration are either equal to or exceed an amount equal to four percent (4%) of the Release Amount for the affected Individual Property, Borrower may settle and adjust any claim with the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, provided, however that (i) if Borrower has not settled and adjusted such claim on a preliminary basis (subject to final settlement and adjustment) within sixty (60) days following the insured Casualty, Lender may do so in a reasonable manner, subject to the prior approval of Borrower, not to be unreasonably withheld and to be given or withheld within five (5) Business Days of request therefor (which approval shall be deemed to have been granted in the event Borrower does not grant or withhold such approval within such five (5) Business Day period); and
(ii) upon the occurrence and during the continuance of an Event of Default, Lender may settle and adjust any claim without the consent of Borrower. In such events, Borrower or

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Lender, as the case may be, may agree with the insurance company or companies on the amount to be paid on the loss. The proceeds of any such policy shall be due and payable solely to Lender, and provided no Event of Default has occurred and is continuing, Lender shall make the Net Proceeds available for the Restoration in accordance with this Section 6.4. The term "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds payable under insurance policies maintained pursuant to Section 6.1 (other than Section 6.1(a)(iii)) as a result of such damage or destruction after deduction of the reasonable costs and expenses of Lender or Borrower, as applicable (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds") or (ii) the net amount of the Award, after deduction of the reasonable costs and expenses of Lender or Borrower, as applicable (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds") whichever the case may be.

            (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                  (A) no Event of Default shall have occurred and be continuing;

                  (B) (1) in the event the Net Proceeds are Insurance Proceeds, the costs of completing the Restoration are less than twenty-five percent (25%) of the Release Amount for the Individual Property affected by fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, the costs of completing the Restoration are less than ten percent (10%) of the Release Amount for the Individual Property that is subject to the taking;

                  (C) Borrower shall commence (as determined pursuant to Section
            6.2(b)) the Restoration as soon as reasonably practicable (subject, in the case of a casualty, to the preliminary settlement and adjustment of any related insurance claim, but in no event later than one hundred twenty (120) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                  (D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

                  (E) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

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                  (F) the Individual Property and the use thereof after the
            Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                  (G) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

                  (H) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Individual Property or the related Improvements;

                  (I) (1) the Debt Service Coverage Ratio for the Properties for
            the twelve (12) calendar months immediately prior to the occurrence of such fire or other casualty or taking, as applicable, is equal to or greater than the greater of (y) 1.98x and (z) the Debt Service Coverage Ratio for the Properties for the twelve (12) calendar months immediately prior to the occurrence of such fire or other casualty or taking, as applicable, or (2) if clause (1) above is not satisfied, the Debt Service Coverage Ratio for the affected Individual Property for the twelve (12) calendar months immediately prior to the occurrence of such fire or other casualty or taking is equal to or greater than the greater of (y) the Debt Service Coverage Ratio for such Individual Property as of the Bel Age Closing Date, as set forth on Schedule I hereto and (z) the Debt Service Coverage Ratio for such Individual Property for the twelve
            (12) calendar months immediately prior to the occurrence of such fire or other casualty or taking, as applicable;

                  (J) if the Net Proceeds or the cost of Restoration exceeds an amount equal to four percent (4%) of the Release Amount for the affected Individual Property, Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender (which acceptance shall not be unreasonably withheld or delayed) or if the Net Proceeds or the cost of Restoration equals or is less than an amount equal to four percent (4%) of the Release Amount for the affected Individual Property, Borrower shall deliver, or cause to be delivered to Lender, for information purposes only, a copy of the detailed budget for the Restoration; and

                  (K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

            (ii) The Net Proceeds shall be held by Lender in an Eligible Account and invested in Permitted Investments as directed by Lender in accordance with Section 7.8 and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of

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      evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement or retainage) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other similar liens or encumbrances on the Individual Property which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company issuing the Title Insurance Policy.

            (iii) All plans and specifications required in connection with a Restoration costing an amount equal to or in excess of four percent (4%) of the Release Amount for the affected Individual Property shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with a Restoration. The identity of the contractors, major subcontractors and major materialmen engaged in a Restoration costing an amount equal to or in excess of four percent (4%) of the Release Amount for the affected Individual Property, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such acceptance not to be unreasonably withheld, conditioned or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower. For purposes of this Clause (v), the terms "major sub-contractor" and "major materialman" shall mean any subcontractor or materialman receiving payments in excess of fifteen percent (15%) of the total costs of the Restoration.

            (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this
      Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the

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      provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of (subject to receipt of the applicable Casualty Retainage) all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender, upon its reasonable request, receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

            (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

            (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the amount of the deficiency (the "Net Proceeds Deficiency") with Lender, or other assurances satisfactory to Lender that such funds are available, before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

            (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

            (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

            (d) In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title to an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Individual Property and all proceeds payable thereunder

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shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

            (e) If (i) the Net Proceeds are not made available for the Restoration and are retained and applied by Lender to the Debt pursuant to this
Section 6.4 and (ii) the projected Debt Service Coverage Ratio (as reasonably determined by Lender based upon projections reasonably acceptable to Borrower and Lender) with respect to the affected Individual Property for the twelve (12) calendar months immediately following the related fire or other casualty or taking (taking into account the reduction of the Release Amount of such Individual Property by the amount of the Net Proceeds as retained and applied by Lender to the Debt) is no less than the greater of (A) the Debt Service Coverage Ratio with respect to such Individual Property for the twelve (12) calendar months immediately preceding the related fire or other casualty or taking, as applicable, and (B) the Debt Service Coverage Ratio with respect to such Individual Property as of the closing of the Loan set forth on Schedule I hereto, then Borrower shall not be required to restore the affected Individual Property to its previous value and utility, but shall only be required to raze or dismantle, as applicable, the affected Improvements on such Individual Property and to restore the affected portion of such Individual Property to a safe, orderly condition, complying in all material respects with all Legal Requirements, and to make all such repairs and improvements thereto as are reasonably necessary to cause such affected portion of such Individual Property to be in a condition consistent with the maintenance, use and operation of the unaffected portion of such Individual Property.

            VII. RESERVE FUNDS

            Section 7.1 Required Repair Funds.

            7.1.1 Deposits. Borrower shall perform the repairs, capital improvements and replacements at the Properties, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as "Required Repairs"). Subject to force majeure delays, Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on
Schedule III. It shall be an Event of Default under this Agreement if (i) Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule III, which deadline shall be extended or a result of any force majeure delays and (ii) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the reserve amount with respect to each Required Repair at each Individual Property as set forth on the schedule of such reserve amounts forming a part of Schedule III hereto to be applied to costs incurred in performing each such Required Repair as set forth in this Section 7.1. Amounts so deposited with Lender shall be held by Lender and invested in accordance with Section 7.8 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the account in which

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such amounts are held shall hereinafter be referred to as Borrower's "Required
Repair Account".

            7.1.2 Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time as work progresses on such Required Repairs upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specify the work with respect to the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all work with respect to the Required Repairs or the portion thereof at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each general contractor and each major subcontractor and major materialman that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (C) stating that each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment of all sums then due, reasonably satisfactory to Lender, (iv) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not (a) previously approved by Lender or (b) satisfactorily bonded or insured against by the Title Insurance Policy in the reasonable discretion of Lender and (v) Lender shall have received such other evidence as Lender shall reasonably request that the work with respect to the Required Repairs or portion thereof at such Individual Property to be funded by the requested disbursement has been completed (or any materials to be funded by the requested disbursement are on site at the applicable Individual Property or in a bonded warehouse reasonably acceptable to Lender and are properly secured or have been installed in such Individual Property) and is paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than Twenty-Five Thousand and No/100 Dollars ($25,000) (or a lesser amount if the total amount in the Required Repair Account is less than Twenty-Five Thousand and No/100 dollars ($25,000), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section
7.1.2. Any funds remaining in the Required Repairs Account after completion of all Required Repairs and the delivery of evidence in accordance with the terms and conditions of this Agreement will be disbursed to Borrower, provided that no Event of Default has occurred and is continuing.

            Section 7.2 Tax and Insurance Escrow Fund. Borrower shall pay to Lender (a) on each Payment Date one-twelfth of the Taxes and Other Charges with respect to the Properties that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges with respect to the Properties at least thirty (30) days prior to their respective due dates, and (b) on the date

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hereof, an amount equal to fifteen percent (15%) of the annual Insurance premiums payable for the coverage afforded by the Policies with respect to, and allocable to, the Properties and thereafter shall pay to Lender on each Payment Date an amount equal to one-twelfth of the annual Insurance Premiums payable for the coverage afforded by the Policies with respect to, and allocable to, the Properties, or such other or additional payment that Lender reasonably estimates to be necessary in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums with respect to, and allocable to, the Properties prior to the date when due and at least thirty (30) days prior to the expiration of the Policies (the monthly amounts payable pursuant to clauses (a) and (b) above on each Payment Date being hereinafter referred to as the "Monthly Tax and Insurance Deposit" and all such amounts paid to Lender being hereinafter referred to collectively as the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes, Other Charges and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 and Section 6.1 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes and Other Charges) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Section 5.1.2 and Section 6.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Amounts deposited in the Tax and Insurance Escrow Fund for the payment of Taxes and Other Charges with respect to the Individual Property known as the Hilton Newark Gateway will be released to Borrower upon Lender's receipt of evidence (in accordance with Section 5.1.2) that the Taxes and Other Charges with respect to which such amounts were deposited were not payable or were off-set pursuant to the applicable tax laws and regulations, provided that no Event of Default has occurred and is continuing. Amounts deposited in the Tax and Insurance Escrow Fund for the payment of Taxes, Other Charges and/or Insurance Premiums with respect to, and allocable to, the Troy Property, the Phoenix Property or the Schaumburg Property will be released to Borrower upon Lender's receipt of evidence (in accordance with Section 5.1.2 with respect to Taxes and Other Charges and in accordance with Section 6.1 (b) with respect to Insurance Premiums) that the Taxes, Other Charges and/or Insurance Premiums with respect to which such amounts were deposited were paid by the applicable Manager or by the Borrower, provided that no Event of Default has occurred and is continuing. Without limiting Borrower's obligations under Sections 5.1.2 or 6.1 (b), Borrower may request that Lender make payments of Taxes, Other Charges and/or Insurance Premiums with respect to the Troy Property, the Phoenix Property or the Schaumburg Property to the appropriate authorities on behalf of Borrower, provided that (i) amounts for the payment of such Taxes, Other Charges and/or Insurance Premiums have been deposited in the Tax and Insurance Escrow Fund and such amounts are sufficient to pay the Taxes, Other Charges and/or Insurance Premiums that are the subject of Borrower's request; (ii) Lender receives written notice from Borrower and Manager no less than fifteen (15) days prior to
(A) with respect to Taxes or Other Charges, the earlier of the date on which such Taxes or Other Charges are delinquent or the date on which any penalty or interest for non-payment when due

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would start to accrue with respect thereto or (B) with respect to Insurance
Premiums, the date on which such Insurance Premiums are due and payable, as applicable, directing Lender to make the applicable payment on behalf of Borrower and setting forth the amounts to be paid, the name of the authorities which are to receive such payments and the addresses to which such payments should be directed; (iii) no Event of Default has occurred and is continuing; and (iv) Borrower shall be liable for any fees which may be assessed by Servicer or any expenses which may be incurred by Lender in connection with paying Taxes, Other Charges or Insurance Premiums on behalf of Borrower as described in this sentence. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and/or Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes or Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be. Amounts deposited with Lender in the Tax and Insurance Escrow Fund shall be held by Lender and invested in accordance with Section 7.8 hereof.

            Section 7.3 Replacements and Replacement Reserve.

            7.3.1 Replacement Reserve Fund. Borrower shall pay to Lender on each Payment Date an amount equal to four percent (4%) of annual "Gross Income from Operations" for each Individual Property (with the exception of the Troy Property, the Schaumburg Property and the Phoenix Property) for the month which is the second month preceding the month in which such payment is due (e.g., if such payment is due on March 1, Gross Income from Operations for the month of January shall be used to determine the amount of such payment) (the "Replacement Reserve Monthly Deposit"), for fixtures, furniture and equipment and other replacements and repairs required to be made to the Properties during the calendar year (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account". Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be released to Borrower in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.4 hereof. If, for any reason, the Manager of the Troy Property, the Schaumburg Property or the Phoenix Property shall discontinue reserving for Replacements for the applicable Individual Property, Borrower shall commence making deposits to the Replacement Reserve Fund with respect to such Individual Property in accordance with this Section
7.3.1 and such Individual Property shall remain subject to this Section 7.3 until the related Manager resumes reserving for Replacements for such Individual Property.

            7.3.2 Disbursements from Replacement Reserve Account.

            (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of

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routine maintenance to an Individual Property, for replacements of inventory or for costs which are to be reimbursed from the Required Repair Fund.

            (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(f)) as reasonably determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default that is susceptible to being cured by the payment of Money or an Event of Default exists.

            (c) Each request for disbursement from the Replacement Reserve Account shall be in a form reasonably specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested,
(ii) the quantity and price of each item to be purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) to be used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements that have been the subject of prior disbursement requests have been made in all material respects in accordance with all Legal Requirements. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided that were the subject of the immediately preceding request for disbursement and evidence reasonably satisfactory to Lender of payment of all such amounts. Borrower shall provide Lender evidence of completion of any Replacement that was the subject of the immediately preceding disbursement, which evidence may include an Officer's Certificate and shall be satisfactory to Lender in its reasonable judgment.

            (d) Lender will disburse amounts to Borrower for payment of (or will issue checks payable to) each contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement as directed by Borrower in the request for disbursement. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who was to receive one or more payments in a total amount equal to or greater than Fifty Thousand and No/100 Dollars ($50,000) for completion of its work or delivery of its materials pursuant to the immediately preceding disbursement. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures but excluding retainage) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the applicable disbursement request.

            (e) Lender will make disbursements from the Replacement Reserve Account to pay for work constituting a portion of the work of a contractor or supplier (rather than the completed work of such contractor or supplier) only if the contract pursuant to which such work is being performed or supplied requires payment upon completion of such portion of the work, (B) all other conditions in this Agreement for disbursement have been satisfied, and (C) funds remaining in the Replacement Reserve Account together with other funds or assurances

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reasonably satisfactory to Lender deposited or to be deposited with Lender and available for such Replacements are, in Lender's reasonable judgment, sufficient to complete such Replacement and other Replacements in progress when required.

            (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than twice in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Twenty-Five Thousand and No/100 Dollars ($25,000).

            7.3.3 Performance of Replacements.

            (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service hotel properties in the same market segment and under the same franchisor in the metropolitan area in which the respective Individual Property is located, as may be required from time to time by the applicable Franchisor pursuant to the applicable Franchise Agreement, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

            (b) Lender reserves the right, at its option, to approve each contract or work order with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements if amounts payable under each such contract or work order exceeds $75,000. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

            (c) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

            (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right, upon the occurrence and during the continuance of an Event of Default, to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked; provided, that, Lender shall not exercise such power of attorney until the expiration of fifteen
(15) days after Lender notifies Borrower of its intention to so exercise such power of attorney. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such

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additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title;
(v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

            (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

            (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases and of hotel patrons) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and, subject to the terms and conditions set forth in Section 7.3.3(d), to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this
Section 7.3.3(f) or the completion of Replacements pursuant to this Section
7.3.3.

            (g) Lender may require an inspection of the Individual Property at Borrower's expense prior to making a disbursement from the Replacement Reserve Account in excess of $250,000 in order to verify the work performed in connection with the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of work performed by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

            (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender and those Liens being contested by Borrowers in accordance with the terms and conditions of the Loan Documents).

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

            (i) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

            (j) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement and not provided by Borrower's existing insurance coverage. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making losses payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

            7.3.4 Failure to Make Replacements.

            (a) Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

            (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

            7.3.5 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

            7.3.6 Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements except to the extent arising from the fraud, gross negligence, illegal acts or willful misconduct of Lender, its agents, employees or contractors. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

            Section 7.4 Ground Lease Escrow Fund. On the date hereof Borrower is depositing with Lender an amount equal to $67,000 and thereafter Borrower shall pay to Lender, together with the scheduled payment of interest under the Loan each month, an amount that is estimated by Lender to be due and payable by Borrower under the Ground Leases for all rent and any and all other charges which may be due by Borrower under the Ground Leases in order to

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accumulate with Lender sufficient funds to pay all sums payable under the Ground
Leases at least ten (10) Business Days prior to the dates due (said amounts, hereinafter called the "Ground Lease Escrow Fund"). Lender will apply the Ground Lease Escrow Fund to payments of rent due under the Ground Leases prior to the delinquency thereof. Such deposit may be increased by Lender in the amount
Lender deems is necessary in its reasonable discretion based on any increases in the rent due under any of the Ground Leases.

            Section 7.5 Management Agreement Escrow. On the date hereof, Borrower shall deposit with Lender an amount equal to Lender's reasonable estimate of Debt Service for the Release Amounts attributable to the Troy Property, the Schaumburg Property and the Phoenix Property (assuming the Applicable Interest Rate for all Components is the Maximum Interest Rate) for two (2) months (the "Management Agreement Escrow Fund"). The amount of the Management Escrow Fund shall be adjusted annually on the anniversary of the date hereof to reflect the then current Applicable Interest Rate and amounts payable to the Reserve Funds. Lender shall be entitled to apply any amounts then on deposit in the Management Agreement Escrow Fund to cure any Default with respect to the payment of regularly scheduled monthly payments of principal or interest due under the Note and monthly deposits to the Reserve Funds hereunder (Lender's application of such funds to cure a monetary default hereinafter referred to as a "Monetary Default Cure"). Borrower shall, within five (5) Business Days after receiving notice from Lender that Lender has exercised a Monetary Default Cure, deposit into the Management Agreement Escrow Fund an amount equal to the amount of funds applied by Lender in connection with the Monetary Default Cure.

            Section 7.6 Parking Escrow Fund. In the event that (a) the licensee under the license for the use of certain parking facilities in connection with the Individual Property known as Wyndham Buttes (the "Buttes Parking Facilities") or (b) the lessor under the lease of certain parking facilities adjacent to the Individual Property known as Wyndham Emerald Plaza (the "Emerald Parking Facilities") shall exercise its right thereunder to terminate such lease, then the applicable Individual Borrower shall (i) promptly notify Lender of such event; (ii) secure any alternative parking arrangements necessary to ensure the continued compliance of the Individual Property with all Legal Requirements and (iii) deposit with Lender on each Payment Date after the receipt by the applicable Individual Borrower of notice of the exercise of such right an amount equal to Lender's reasonable estimate of the market rate monthly rental necessary to secure alternative parking facilities in replacement of the Buttes Parking Facilities or the Emerald Parking Facilities, as applicable (such amounts being hereinafter referred to as the "Parking Escrow Fund"). Lender will apply the Parking Escrow Fund to the payments of rent for the alternative parking arrangements described in clause (ii) above and will release to Borrower all amounts remaining on deposit with Lender as part of the Parking Escrow Fund applicable to such Individual Property upon Borrower's submission to Lender of
(y) evidence reasonably satisfactory to Lender that sufficient alternative parking has been secured (by lease, purchase or otherwise) to ensure that such Individual Property will continue to have the parking required to satisfy all Legal Requirements without the Buttes Parking Facilities or the Emerald Parking Facilities, as applicable, and (z) shall execute and deliver to Lender such documents and instruments and take such other actions as Lender shall determine to be necessary or advisable to grant Lender a perfected first priority Lien and/or first priority security interest (as applicable) in the documents or instruments with respect to such alternative parking.

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            Section 7.7 Reserve Funds, Generally.

            (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied or distributed in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

            (b) Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

            (c) The Reserve Funds shall not constitute trust funds.

            (d) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

            (e) Lender shall not be liable for any loss sustained on the investment of any funds constituting the Replacement Reserve Fund in one or more Permitted Investments.

            Section 7.8 Permitted Investments. Sums on deposit in the Reserve Funds shall not be invested except in Permitted Investments. Borrower shall have the right from time to time to direct Lender to invest sums on deposit in the Reserve Funds and amounts held by Lender as Net Proceeds pursuant to Section 6.4(b)(ii) hereof or as Casualty Retainage pursuant to Section 6.4(b)(iv) hereof in Permitted Investments; provided, however, in no event shall Borrower direct Lender to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the Reserve Funds were created or the Net Proceeds or the Casualty Retainage are needed, as the case may be. Absent express investment direction from Borrower, account balances shall be uninvested and maintained as cash. Borrower hereby irrevocably authorizes and directs Lender to apply any income earned from Permitted Investments to the respective Reserve Funds, Net Proceeds or Casualty Retainage, as applicable. Any actual losses or principal sustained on a liquidation of a Permitted Investment shall be deposited into the respective Reserve Fund or as Casualty Retainage by Borrower no later than three (3) Business Days following such liquidation. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments.

            VIII. DEFAULTS

            Section 8.1 Event of Default.

            (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

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            (i) subject to the terms and provisions of Section 2.5.3. hereof, if
      (A) the Debt is not paid in full on the Maturity Date, (B) if any regularly scheduled monthly payment of principal or interest due under the Note or deposits to the Tax Insurance Escrow Fund, the Ground Lease Escrow Fund, the Replacement Reserve Fund or the Parking Escrow Fund are not paid in full on or before the related Payment Date, (C) any amounts to be deposited by Borrower into the Management Agreement Escrow Fund pursuant to Section 7.5 are not so deposited within five (5) Business Days after receiving notice from Lender that Lender has exercised a Monetary Default Cure or Lender exercises a Monetary Default Cure more than twice in any twelve (12) month period, or (D) any other portion of the Debt is not paid within ten (10) days after Borrower's receipt of written notice of non-payment from Lender;

            (ii) subject to the terms and provisions of Section 2.5.3. hereof, if any of the Taxes or Other Charges are not paid when the same are due and payable;

            (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

            (iv) except as specifically permitted hereunder, if Borrower transfers or encumbers any portion of the Properties without Lender's prior written consent or otherwise violates the provisions Section 5.2.13 hereof or of Article 6 of any Mortgage;

            (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such untrue representation or warranty is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender; or in the case of any such representation or warranty that is susceptible of cure but cannot reasonably be cured within such 30-day period and Borrower shall have (A) commenced to cure or cause to be cured such representation or warranty within such 30-day period, (B) submitted to Lender an Officer's Certificate setting forth an explanation of the inability to cure such Default within such 30-day period and describing Borrower's past and intended efforts to cure such Default and (C) thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for up to an additional ninety (90) days;

            (vi) if any Individual Borrower, Indemnitor or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

            (vii) if a receiver, liquidator or trustee shall be appointed for any Individual Borrower or Indemnitor or if any Individual Borrower or Indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, such Individual Borrower or Indemnitor, or if any proceeding for the dissolution or liquidation of such Individual Borrower or

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      Indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Individual Borrower or Indemnitor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

            (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

            (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 hereof;

            (x) with respect to any term, covenant or provision set forth herein, or in any other Loan Document, which specifically contains a notice requirement or grace period, if Borrower or Indemnitor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

            (xi) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

            (xii) except as expressly permitted pursuant to the terms and conditions of the Loan Documents, if without Lender's prior written consent, (A) any Manager that is an Affiliate of Borrower resigns or any Manager is removed, or (B) the ownership, management or control of any Manager that is an Affiliate of Borrower is transferred (other than pursuant to Transfers which do not result in a Change in Control of such Manager) or Transfers with respect to any such Manager that are permitted with respect to an Individual Borrower pursuant to Section 5.2.13(ii) and
      (iii) or (d) hereof, or (C) there is any material adverse change in the terms and provisions of any Management Agreement (or any successor management agreement);

            (xiii) if a material default has occurred and continues beyond any applicable cure period under any Management Agreement (or any successor management agreement) if such default permits the Manager thereunder to terminate or cancel such Management Agreement (or any successor management agreement);

            (xiv) except as expressly permitted pursuant to the terms and conditions of the Loan Documents, if without Lender's prior consent, there is any material adverse change in the terms and provisions of any Franchise Agreement (or any successor franchise agreement);

            (xv) if a material default has occurred and continues beyond any applicable cure period under any Franchise Agreement (or any successor franchise agreement) if such default permits the Franchisor thereunder to terminate or cancel such Franchise Agreement (or any successor Franchise Agreement);

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            (xvi) if Borrower ceases to do business as a hotel at any Individual
      Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of such Individual Property following a casualty, condemnation or other event beyond the reasonable control of Borrower);

            (xvii) if Borrower shall fail to complete the capital improvements in accordance with the 1999-2000 Capital Plan set forth on Schedule VI hereto within the applicable calendar years (subject to delay due to force majeure); or

            (xviii) if Borrower or Indemnitor shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xvii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty
      (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have provided Lender with an Officer's Certificate setting forth an explanation of the inability to cure such Default within such 30-day period and describing Borrower's past and intended efforts to cure such Default and Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

            (b) Upon the occurrence of and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            Section 8.2 Remedies.

            (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and

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payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all of the Properties or any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing to the extent permitted by applicable law, (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

            (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Properties of the Debt. In addition, to the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

            (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into two or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be

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obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and
(ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

            Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

            IX. SPECIAL PROVISIONS

            Section 9.1 Sale of Notes and Securitization. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages, including, without limitation, to:

            (a) (i) provide such financial and other information with respect to the Properties, Borrower, Indemnitor and the Managers, (ii) provide all budgets relating to the Properties and (iii) to permit such site inspections, appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), provided, however, that Phase II reports and other invasive testing may not be performed at the Properties until Borrower has received reasonably appropriate indemnifications and evidence of insurance for any Person preparing such report or performing such testing, together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

            (b) if requested by the holder of the Note or the Rating Agencies, cause counsel to render updated opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation or any other opinion customary in securitization transactions, which counsel shall be Akin,

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Gump, Strauss, Hauer & Feld, L.L.P. or such other counsel reasonably satisfactory to the holder of the Note and the Rating Agencies, and which opinions or updates shall be reasonably satisfactory to-the holder of the Note and the Rating Agencies;

            (c) update the representations and warranties made in the Loan Documents as of the closing date of the Securitization with respect to the Properties, Borrower, Indemnitor and the Loan Documents as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof; and

            (d) execute such amendments to the Loan Documents and organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization (including, without limitation, such amendments to Loan Documents as shall be necessary or advisable to re-allocate the principal amount of each of the Components to correspond to the related classes of Securities); provided, however, that Borrower shall not be required to modify or amend any Loan Document or organizational document of Borrower or its Affiliates if such modification or amendment would (i) have a material adverse economic effect on Borrower or its Affiliates or (ii) alter or modify any financial term of the Loan (including interest rate, term and principal amount) or materially increase Borrower's obligations or the obligations of Borrower's Affiliates or materially decrease the rights of Borrower or Borrower's Affiliates thereunder.

            Borrower shall not be responsible for any costs and expenses incurred in connection with the Securitization other than the fees and disbursements of Borrower's counsel.

            Section 9.2 Securitization Indemnification.

            (a) Borrower and Indemnitor understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Indemnitor will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

            (b) Borrower and Indemnitor agree to provide in connection with each of (i) a preliminary and a final private placement memorandum, (ii) a preliminary and final prospectus or prospectus supplement or (iii) such other offering materials as may be used for the securitization of the Loan (such materials described in clauses (i), (ii) or (iii), as applicable, being herein after referred to collectively as the "Offering Materials") an indemnification certificate (A) certifying that Borrower and Indemnitor have carefully examined the Offering Materials, including without limitation, the sections entitled "Summary of Offering Memorandum", "Risks

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Relating to the Mortgage Loan and the Mortgaged Properties", "Risks Relating to
Real Estate Investments", "Description of the Mortgaged Properties", "Property and Loan Characteristics", "Property Operating Information", "Description of the Mortgage Loan", "Description of the Mortgagors", "Description of the Managers and the Management Agreements", "Description of the Franchise Licenses", "Description of Assignment of Management Agreements and Subordination of Management Fees", "Description of Consent and Assignment of Agreements for Non-Affiliate Managers", "Description of Interest Rate Cap Agreement", "Wyndham International, Inc.", and "Certain Legal Aspects of the Mortgage Loan", to the extent such Offering Materials and such sections in any manner relate to the Loan, the Loan Documents, Borrower, Indemnitor, any Affiliates of Borrower or Indemnitor, any other parties to any of the Loan Documents other than Lender, Servicer or any Affiliates thereof, the Properties or any other collateral for the Loan, any Franchisor (or Affiliates thereof) or Franchise Agreement, or any Manager (or Affiliates thereof) or Management Agreement and such sections (and any other sections reasonably requested) do not (and with respect to any portions of such Offering Materials prepared in reliance upon the reports of third parties to the Best Knowledge (hereinafter defined) of Borrower and Indemnitor do not) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender, each other Indemnified Person (as defined herein), Bear, Stearns & Co. Inc. ("BS & Co."), Bear Stearns Commercial Mortgage Inc. ("BSCM"), Bear Stearns Commercial Mortgage Securities Inc. ("BSCMS"), Bear Stearns Real Estate Group, Inc. ("BSREG"), Bear Stearns International Limited ("BSIL"), the affiliate of Lender that has filed the registration statement relating to the securitization (the "Registration Statement'), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the affiliate within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (Lender, such other Indemnified Persons, BS & Co., BSCM, BSIL, BSCMS, BSREG, and such affiliates, directors, officers, person or entity being hereinafter referred to collectively as the "Bear Stearns Group"), and Lender, each of its directors and each person or entity who controls Lender within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Bear Stearns Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or misstatement or alleged untrue statement or misstatement of any material fact contained in such sections (other than any such statement or misstatement made in reliance upon the reports of third parties that do not to the Best Knowledge of Borrower or Indemnitor, contain any untrue statement or misstatement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or arise out of or are based upon the omission or alleged omission to state therein a material fact that is known to Borrower or Indemnitor or that, with the exercise of customary, reasonable efforts, should be known to Borrower or Indemnitor, which fact is required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Bear Stearns Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Bear Stearns Group or the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower and Indemnitor will be liable in any such case under clauses (B) or (C) above only to the extent that any such

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loss, claim, damage or liability arises out of or is based upon any such untrue statement, misstatement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of PAH, Indemnitor or Borrower in connection with the preparation of the Offering Materials (including, without limitation, financial statements of PAH, Indemnitor or Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties but excluding any projections made in good faith by PAH, Indemnitor or Borrower); and provided further that this Section 9.2 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement, misstatement or omission or alleged untrue statement, misstatement or omission made in reliance upon and in conformity with written information furnished to the Borrower, Indemnitor or PAH by Lender, any member of the Bear Stearns Group or any member of the Underwriter Group expressly for use in the Offering Materials unless Borrower or Indemnitor fails to correct any such untrue statement, misstatement or omission with respect to PAH, Indemnitor, Borrower or any of the Properties that is known to Borrower or Indemnitor or that, with the exercise of customary, reasonable efforts, should be known to Borrower or Indemnitor. The foregoing indemnity with respect to any untrue statement or misstatement contained in or omission from preliminary Offering Materials shall not inure to the benefit of any member of the Bear Stearns Group or the Underwriting Group (or any person controlling such member of the Bear Stearns Group or the Underwriting Group) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the securities which are the subject thereof if the Borrower or Indemnitor shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such person was not provided with a copy of the final Offering Materials at or prior to the written confirmation of the sale of such securities to such person and the loss, liability, claim, damage or expense resulted from an untrue statement or misstatement contained in, or omission from, preliminary Offering Materials that was corrected in the final Offering Materials. The liability of Borrower and Indemnitor under the indemnification provided for in clauses (B) and (C) above will be in addition to any liability which Borrower or Indemnitor may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective if Borrower and Indemnitor, (i) fail to deliver an indemnification certificate described in clause (A) above within a reasonable time after delivery of the applicable Offering Materials to Borrower and Indemnitor for review upon the request for the indemnification certificate and shall be applicable based on information previously provided by PAH, Indemnitor, Borrower or Affiliates, as updated and corrected, (ii) do not provide the indemnification certificate, unless the failure to deliver the indemnification certificate, without exceptions thereto is due to any member of the Bear Stearns Group or Underwriter Group failing to correct any actual or potential untrue statement, misstatement or omission identified by Borrower or Indemnitor prior to the delivery of the final Offering Materials to investors and Borrower and Indemnitor shall have delivered the indemnification certificate excepting therefrom any such untrue statement, misstatement or omission. For purposes of this Section 9.2 only, the term "Best Knowledge" shall mean that (1) Borrower and Indemnitor have examined the applicable third party report, (2) the reliance by Borrower and Indemnitor on such reports is consistent with the standard of care exercised by owners and managers of properties similar to the Properties, and (3) Borrower and Indemnitor have no knowledge of any facts or circumstances which would render the reliance thereon unjustified.

            (c) In connection with filings under the Exchange Act, Borrower and Indemnitor agree to (i) indemnify the Bear Stearns Group and the Underwriter Group for

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Liabilities to which Lender, the Bear Stearns Group or the Underwriter Group may
become subject insofar as the Liabilities arise out of or are based upon any untrue statement or misstatement or alleged untrue statement or misstatement of any material fact that is known to Borrower or Indemnitor or that, with the exercise of customary, reasonable efforts, should be known to Borrower or Indemnitor, which fact is required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading or arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact that is known to Borrower or Indemnitor or that, with the exercise of customary, reasonable efforts, should be known to Borrower or Indemnitor, which fact is required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading (other than any such statement, misstatement or omission made in reliance upon the reports of third parties that do not, to the Best Knowledge of Borrower and Indemnitor, contain any untrue statement or misstatement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) and (ii) reimburse the Bear Stearns Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Bear Stearns Group or the Underwriter Group in connection with defending or investigating the Liabilities.

            (d) The foregoing indemnity shall not apply with respect to any Liabilities that arise out of or are based upon any untrue statement, misstatement or omission or any alleged untrue statement, misstatement or omission to state in the Provided Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such untrue statement, misstatement or omission or alleged untrue statement, misstatement or omission related to statements or information that do not accurately reflect Provided Information or any corrections or updates to Provided Information which were provided prior to the delivery of the final Offering Materials to investors and neither Borrower nor Indemnitor has been given reasonable opportunity to review the proposed filing under the Exchange Act and to correct such untrue statement, misstatement or omission. In no event shall the indemnification, contribution or reimbursement obligations of Borrower or Indemnitor under this
Section 9.2 apply to any filings made under the Exchange Act after the initial filings, if any, are made.

            (e) Borrower and Indemnitor also agree that no Indemnified Person shall have any liability to Borrower or Indemnitor for or in connection with the Loans unless and to the extent that it is finally judicially determined that liability for losses, claims, damages, liabilities or expenses incurred by Borrower or Indemnitor resulted directly from the fraud, illegal acts, gross negligence or willful misconduct of such Indemnified Person.

            (f) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against Borrower or Indemnitor notify such entity in writing of the claim or the commencement of that action; provided, however, that the failure to notify Borrower or Indemnitor (as applicable) shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Borrower or Indemnitor

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(as applicable) shall not relieve it from any liability which it may have to an
Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify Borrower or Indemnitor (as applicable) thereof, Borrower or Indemnitor (as applicable) shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from Borrower or Indemnitor (as applicable) to the Indemnified Person of its election to assume the defense of such claim or action, such entity shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence. The Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the employment thereof has been specifically authorized by Borrower or Indemnitor (as applicable) in writing; or (ii) in such claims or action there is, in the reasonable opinion of independent counsel, a conflict concerning any material issue between the position of Borrower or Indemnitor (as applicable) and such Indemnified Person, in which case if such Indemnified Person notifies Borrower or Indemnitor (as applicable) in writing that it elects to employ separate counsel at the expense of such entity, then such entity shall not have the right to assume the defense of such action on behalf of such Indemnified Person; provided, however, that unless, in the reasonable opinion of independent counsel, an actual or potential conflict exists between two or more Indemnified Persons, Borrower or Indemnitor (as applicable) shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons. Nothing set forth herein is intended to or shall impair the right of any Indemnified Person to retain separate counsel at its own expense.

            (g) Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), neither Borrower nor Indemnitor will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (a) Borrower or Indemnitor (as applicable) shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of Lender and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings, or (b) Borrower or Indemnitor (as applicable) reaffirms in writing its indemnity and contribution obligations hereunder regardless of any common, federal or state statutory law to the contrary. As long as Borrower or Indemnitor (as applicable) has complied with its obligations to defend and indemnify hereunder, Borrower or Indemnitor (as applicable) shall not be liable for any settlement made by Lender or any other Indemnified Person without the consent of Borrower or Indemnitor (as applicable) (which consent shall not be unreasonably withheld or delayed).

            (h) Borrower and Indemnitor agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for a reason other than the fraud, illegal acts, gross negligence or willful misconduct of an Indemnified Person or is insufficient to hold an Indemnified Person harmless (with respect only to the losses, claims, damages, liabilities or expenses that are the subject of this
Section 9.2), then Borrower or Indemnitor (as applicable) and such Indemnified Person shall contribute

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to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to Borrower or Indemnitor (as applicable) on the one hand, and such Indemnified Person on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of Borrower or Indemnitor (as applicable) on the one hand, and all Indemnified Persons on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) Borrower, Indemnitor and Lender agree that in no event shall the amount to be contributed by Lender pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Bear Stearns Group in connection with the closing of the Loan or the securitization or other secondary market sale of the Loan.

            (i) Borrower and Indemnitor agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not Lender, any other Indemnified Person, the Bear Stearns Group or the Underwriter Group is a formal party to any such lawsuits, claims or other proceedings, and that such obligations shall extend upon the terms set forth in this Section 9.2 to any controlling person, director, partner, officer, employee, representative or agent of Lender (each, an "Indemnified Person"), the Bear Stearns Group and the Underwriter Group. Borrower and Indemnitor further agree that their indemnification, contribution and reimbursement obligations shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Indemnified Persons within the meaning of the Securities Act.

            (j) The liabilities and obligations of Borrower, Indemnitor and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

            Section 9.3 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower, with respect to the representations, warranties, covenants and obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the

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Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of the Indemnity Agreement or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment against any of the assets of Borrower or otherwise, to the extent of any direct actual loss, damage, cost, expense, liability, claim or other direct obligation actually incurred by Lender (including attorneys' fees and costs reasonably incurred) resulting from the following:

            (i) fraud committed by Borrower or Indemnitor in connection with the Loan;

            (ii) the willful misconduct of Borrower which causes waste, damage or destruction to any Individual Property;

            (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

            (iv) the removal or disposal of any portion of the Properties after Borrower or Indemnitor has knowledge of the occurrence of an Event of Default and during the continuance thereof;

            (v) the misappropriation or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Properties, or (C) any Rent after Borrower or Indemnitor has knowledge of the occurrence of an Event of Default and during the continuance thereof;

            (vi) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary Lien encumbering any Individual Property other than as expressly permitted in the Loan Documents;

            (vii) any security deposits, advance deposits or any other deposits collected by Borrower or any Affiliate or agent of Borrower with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or conveyance in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases or other agreements pursuant to which the deposits were made;

            (viii) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of any Individual Property or any interest therein if and as required by the Mortgages or hereunder; and

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

            (ix) the indemnification of Pricewaterhouse Coopers by Lender pursuant to those certain engagement letters entered into in connection with the Loan.

            (x) the breach of the representation of Borrower set forth in
      Section 11.1(i) hereof.

            Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111 (b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

            Section 9.4 Termination of Manager. Borrower shall, at the request of Lender, terminate any Management Agreement designated by Lender (a) for cause, (b) upon the insolvency or voluntary or involuntary bankruptcy of any Individual Borrower, (c) upon the insolvency or voluntary or involuntary bankruptcy of the related Manager or (d) upon the occurrence and continuance of an Event of Default; provided, however, that (i) any Management Agreement with a Manager that is not an Affiliate of Borrower shall not be subject to termination upon the occurrence and continuance of an Event of Default or upon the insolvency or voluntary or involuntary bankruptcy of any Individual Borrower unless and until title to the applicable Individual Property has been conveyed to Lender, Lender's designee or another purchaser pursuant to a foreclosure action or other exercise of Lender's remedies under the Loan Documents or a deed in lieu of foreclosure if such Management Agreement conditions termination upon such conveyance and (ii) in the event of any such termination (other than for cause), the related Manager shall not be obligated to continue to perform its obligations under such Management Agreement unless such Manager is paid all management fees and other sums payable to such Manager under the terms of the related Management Agreement. If any Management Agreement is so terminated, Borrower shall enter into a Replacement Management Agreement with a Qualified Manager, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates. It is understood and agreed that no Manager shall be required to continue to manage the related Individual Property pursuant to the related Management Agreement if such Manager is not paid the management fees and other sums to which such Manager is entitled pursuant to such Management Agreement.

            Section 9.5 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Lender shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement and the monthly servicing fee due to the Servicer under the Servicing Agreement will be paid from the interest paid by Borrower under the Loan.

            X. MISCELLANEOUS

            Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall

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

survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

            Section 10.2 Lender's Discretion. Except as otherwise explicitly set forth in this Agreement, whenever pursuant to this Agreement, (a) Lender exercises any right given to it to approve or disapprove or to exercise or refrain from exercising any option hereunder, (b) any arrangement or term is to be satisfactory to Lender or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, or to exercise or refrain from exercising any option, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender shall be in the sole and absolute but good faith discretion of Lender and shall be final and conclusive if made in good faith.

            Section 10.3 Governing Law.

            (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN

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

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

      CSC The United States
      375 Hudson Street
      11th Floor
      New York, New York 10014-3686

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. LENDER SHALL MAIL OR DELIVER IN THE MANNER PROVIDED ABOVE COURTESY COPIES OF ANY SUCH SERVICE UPON BORROWERS TO
(I) WYNDHAM INTERNATIONAL AT 1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TEXAS 75207 ATTN: GENERAL COUNSEL AND (II) AKIN, GUMP, STRAUSS, HAUER & FELD AT 1700 PACIFIC AVENUE, SUITE 4100, DALLAS TEXAS 75201 ATTN: CARL B. LEE, ESQ.; PROVIDED, HOWEVER, THAT THE FAILURE OF DELIVERY AND/OR RECEIPT OF SUCH COURTESY COPIES SHALL NOT IMPAIR THE EFFECTIVENESS OF ANY SUCH SERVICE. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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

            Section 10.4 Modification, Waiver in Writing.

            (a) No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

            (b) Except as expressly amended, modified and supplemented hereby, the terms and provisions of each of the Loan Documents are and shall remain unmodified and in full force and effect. As used in the Loan Documents other than this Agreement, the term "Loan Agreement" shall mean this Amended and Restated Loan Agreement as the same may be further modified, amended, extended, consolidated, renewed, supplemented or replaced. As used in the Indemnity Agreement, the term "this Agreement" shall mean the Indemnity Agreement as modified by this Agreement and as the same may be further modified, amended, extended, consolidated, renewed, supplemented or replaced. As used in the Loan Documents other than the Indemnity Agreement, the term "Indemnity Agreement" or the term "Indemnity" shall mean the Indemnity Agreement, as modified by this Agreement and as the same may be further modified, amended, extended, consolidated, renewed, supplemented or replaced.

            Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

            Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

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

         If to Lender:     Bear, Stearns Funding, Inc.
                           245 Park Avenue
                           New York, New York 10167
                           Attention: Mr. James G. Reichek,
                           Executive Vice President
                           Facsimile No. (212) 272-7047

         with a copy to:   Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038
                           Attention: William P. McInerney, Esq.
                           Facsimile No. (212) 504-6666

         If to Borrower:   Care of Wyndham International, Inc.
                           1950 Stemmons Freeway
                           Suite 6001
                           Dallas, Texas 75207
                           Attention: Chief Financial Officer
                           Facsimile No.(214) 863-1986

        With a copy to:    Care of Wyndham International, Inc.
                           1950 Stemmons Freeway
                           Suite 6001
                           Dallas, Texas 75207
                           Attention: General Counsel
                           Facsimile No.(214) 863-1986

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

            Section 10.7 Trial by Jury.

            TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

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            Section 10.8 Headings. The Article and/or Section headings and the
Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

            Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. To the extent permitted by applicable law, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

            Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment or injunctive relief.

            Section 10.13 Expenses; Indemnity.

            (a) Except as otherwise expressly provided herein or in the other Loan Documents, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any

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opinions requested by Lender as to any legal matters arising under this
Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement if Borrower fails to comply with such request as required by this Agreement; (v) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; (vii) obtaining any Rating Agency confirmations as may be required hereunder or under any other Loan Document stating that a given action will not result in a downgrade, qualification or withdrawal of the ratings assigned to the Securities; and
(viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, its agents, contractors or employees. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or the Cash Collateral Account.

            (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other direct actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be actually imposed on, incurred by, or asserted against Lender in any manner directly arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender, its agents, employees or contractors. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

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            (c) With respect to any claim, action, suit or proceeding in respect of which indemnification may be sought under the terms and provisions of Section 10.13(b) or (unless expressly provided to the contrary pursuant to the terms and provisions of this Agreement or any other Loan Document) any other provision for indemnification contained herein or in any other Loan Document, the following terms and provisions shall apply:

            (i) Promptly after receipt by the indemnified party of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against Borrower or any other applicable indemnitor notify such entity in writing of the claim for indemnification or the commencement of that action; provided, however, that the failure to notify Borrower or such other indemnitor shall not relieve Borrower or such other indemnitor from any liability which Borrower or such other indemnitor may have under the applicable indemnification provisions except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Borrower or such other indemnitor shall not relieve it from any liability which it may have to the indemnified party or otherwise. If any such claim or action shall be brought against an indemnified party, and it shall notify Borrower or such other indemnitor thereof, Borrower or such other indemnitor shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from Borrower or such other indemnitor to the indemnified party of its election to assume the defense of such claim or action, such entity shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof except as provided in the following sentence. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by Borrower or such other indemnitor in writing; or (ii) in such claims or action there is, in the reasonable opinion of independent counsel, a conflict concerning any material issue between the position of Borrower or such other indemnitor and such indemnified party, in which case if such indemnified party notifies Borrower or such other indemnitor in writing that it elects to employ separate counsel at the expense of such entity, then such entity shall not have the right to assume the defense of such action on behalf of such indemnified party; provided, however, that unless, in the reasonable opinion of independent counsel, an actual or potential conflict exists between two or more indemnified parties, Borrower or such other indemnitor shall not be required to pay the fees and disbursements of more than one separate counsel for all indemnified parties. Nothing set forth herein is intended to or shall impair the right of any indemnified party to retain separate counsel at its own expense.

            (ii) Without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), Borrower or such other indemnitor will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless (a) Borrower or such other indemnitor shall have given the indemnified party reasonable prior written notice thereof and shall have obtained an

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      unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceedings, or (b) Borrower or such other indemnitor reaffirms in writing its indemnity and contribution obligations under the applicable provisions of the Loan Documents regardless of any common, federal or state statutory law to the contrary. As long as Borrower or such other indemnitor has complied with its obligations to defend and indemnify, Borrower or such other indemnitor shall not be liable for any settlement made by the indemnified party without the consent of Borrower or such other indemnitor (which consent shall not be unreasonably withheld or delayed).

            Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

            Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

            Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

            (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

            (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower (and Indemnitor, as applicable) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

            Section 10.17 Publicity. Except as required by applicable law or the requirement of any national security exchange, all news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Bear

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Stearns, or any of their Affiliates shall be subject to the prior written approval of Lender and Borrower, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that the approval of Borrower shall not be required with respect to Lender's marketing or promotional activities in connection with the Securitization.

            Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

            (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

            (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, to the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

            (c) To the extent any of the obligations of any Individual Borrower or Indemnitor under the Loan, this Agreement or any other Loan Document are deemed to constitute a guaranty, such Individual Borrower or Indemnitor waives all rights and defenses that such Individual Borrower or Indemnitor may have because the Debt is secured by real property. This means, among other things:
(1) Lender may collect from such Individual Borrower or Indemnitor with respect to such obligation without first foreclosing on any real or personal property collateral pledged by Borrower; (ii) if Lender forecloses on any real property collateral pledged by any such Individual Borrower: (y) the amount of the Debt may be reduced only by the price for which such real property collateral is sold at the foreclosure sale, even if such real property collateral is worth more than the sale price and (z) Lender may collect from such

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Individual Borrower or Indemnitor with respect to such obligation even if
Lender, by foreclosing on such real property collateral, has destroyed any right such Individual Borrower or Indemnitor may have to collect from Borrower or any other Individual Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Individual Borrower or Indemnitor may have to any of the obligations of such Individual Borrower or Indemnitor in the nature of a guaranty under the Loan, this Agreement or any other Loan Document because the Debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Individual Borrower and Indemnitor waives all rights and defenses arising out of an election of remedies by Lender, even though that elections of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Individual Borrower's or Indemnitor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

            Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, but Borrower does not waive its right to assert any such claim in a separate action, provided that such separate action does not prevent the application of payments to the Debt.

            Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

            Section 10.21 Brokers and Financial Advisors. Subject to Lender's representation contained in this Section 10.21, Borrower agrees to pay, and to indemnify, defend and hold Lender harmless from any and all loss, cost or expense arising from, the claims of any brokers or anyone claiming a right to any fees in connection with the financing of the Properties. Borrower represents to Lender that it has not contracted with, nor does it know of, any broker who has participated in the application for the Loan or the transactions contemplated by this Agreement. Lender represents to Borrower that it has not contracted with, nor does it know of,

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any broker who has participated in the application for the Loan or the transactions contemplated by this Agreement.

            Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated June 10, 1999 (as amended) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

            Section 10.23 Joint and Several. The obligations and representations of each of the Individual Borrowers hereunder are joint and several. Each Individual Borrower hereby jointly and severally waives presentment, demand, notice, protest and all other suretyship defenses generally and agrees that (a) any renewal, extension or postponement of the time of payment or any other indulgence, (b) any modification, supplement or alteration of any of the obligations of any Individual Borrower hereunder, or (c) any substitution, exchange or release of collateral or the addition or release of any Person primarily or secondarily liable hereunder, may be effected without notice to such Individual Borrower, and without releasing such Individual Borrower from any liability hereunder.

            Section 10.24 Ratification of Note. The Note is hereby ratified and confirmed in all respects by Borrower. All principal, interest and other sums of any nature that may or shall become due and payable pursuant to the provisions of the Note shall constitute part of the Debt secured by the Mortgage. Section
10.25 No Release or Novation. This Agreement constitutes an amendment and restatement of the Original Loan Agreement and is not intended to and shall not extinguish any of the indebtedness of Borrower under the Note or any other Loan Document in such a manner as would constitute a release or novation of the original indebtedness or obligations of Borrower under the Note, nor shall this Agreement affect or impair the priority of any liens created thereby, it being the intention of the parties hereto to preserve all liens and security interests securing payment of the Note, which liens and security interests are acknowledged by Borrower to be valid and subsisting against the Properties and any other security or collateral for the Debt.

            Section 10.26 Effective Date. This Agreement shall be effective as of June 29, 1999, except with respect to the Bel Age Property and the Bel Age Borrower, in which case this Agreement shall be effective as of the Bel Age Closing Date. All references to "the date hereof' and "Closing Date" shall refer to June 29, 1999, except with respect to the Bel Age Property and the Bel Age Borrower, in which case references to "the date hereof' and "Closing Date" shall refer to the Bel Age Closing Date.

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            XI. ADDITIONAL MODIFICATIONS TO ORIGINAL LOAN AGREEMENT

            Section 11.1 Removal of Commerce Property and Addition of Bel Age Property.

            (a) Addition of W-Bel Age, LLC as an Individual Borrower and the Addition of the Wyndham Bel Age Hotel as an Individual Property. The parties hereto hereby agree and confirm that as of the Bel Age Closing Date, (i) the Bel Age Borrower has been added as an Individual Borrower under each of the Loan Documents (including, without limitation, the Contribution Agreement), and (ii) the Bel Age Property has been added as an Individual Property under the each of the other Loan Documents.

            (b) Assumption of Loan and Loan Documents by Bel Age Borrower. The Bel Age Borrower hereby agrees and confirms that as of the Bel Age Closing Date, it has assumed all of the obligations of an Individual Borrower under each of the Loan Documents.

            (c) Removal of W-Commerce, LLC as an Individual Borrower and the Removal of Wyndham Garden LA Commerce as an Individual Property. The parties hereto hereby agree and confirm that as of the Bel Age Closing Date, (i) The Commerce Borrower has been removed as an Individual Borrower under each of the Loan Documents and released from its obligations thereunder and (ii) the Commerce Property has been removed as an Individual Property under each of the Loan Documents and any Lien encumbering the Commerce Property or any other property of the Commerce Borrower has been released with respect to the Commerce Property or the Commerce Borrower, as applicable.

            (d) Schedule 1 to the Note. The text of Schedule 1 to the Note is hereby replaced with the text of Exhibit A hereto.

            (e) Schedule A to the Contribution Agreement. The text of Schedule A to the Contribution Agreement is hereby replaced with the text of Exhibit A hereto.

            (f) Schedule 1 to the Indemnity Agreement. The text of Schedule 1 to the Indemnity Agreement is hereby replaced with the text of Exhibit A hereto.

            (g) Contribution to Required Repair Account for the Bel Age Property. The parties hereto hereby agree and confirm that as of the Bel Age Closing Date, Borrower has deposited into the Required Repair Account the additional amount of $386,063.00 in connection with the addition of the Bel Age Property as an Individual Property under each of the Loan Documents.

            (h) Direction by Lender to Certain Individual Borrowers. The parties hereto hereby agree and confirm that as of the Bel Age Closing Date, (i) as an inducement for Lender to have released the Commerce Borrower and the Commerce Property from the Loan and the Loan Documents, and in connection with (A) the addition of the Bel Age Borrower as an Individual Borrower under the Loan Documents and (B) the addition of the Bel Age Property as an Individual Property under the Loan Documents, Lender has directed the Commerce Borrower to pay to the Bel Age Borrower an amount equal to the Release Amount for the Commerce

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Property immediately prior to the Bel Age Closing Date and (ii) as an inducement for Lender to (A) have reallocated certain Release Amounts, the results of which reallocation are reflected on Schedule I hereto, (B) have added the Bel Age Borrower as an Individual Borrower under the Loan Documents and (C) have added the Bel Age Property as an Individual Property under the Loan Documents, Lender has directed each of the Individual Borrowers known as H-Delmar, LLC, H-Gateway, LLC, H-Cleveland, LLC, DT-Des Plaines LLC, ES Schaumburg, LLC, DT-Denver, LLC, DT-Tallahassee, L.P., and DT-Miami, L.P. to pay to the Bel Age Borrower an amount equal to the amount by which the Release Amount of the Individual
Property owned by each such Individual Borrower has been reduced as reflected on
Schedule I hereto.

            (i) Representation of Borrower Regarding Payments to Bel Age Borrower. Borrower hereby agrees and confirms that on the Bel Age Closing Date,
(i) each of the Commerce Borrower, H-Delmar, LLC, H-Gateway, LLC, H-Cleveland, LLC, DT-Des Plaines LLC, ES Schaumburg, LLC, DT-Denver, LLC, DT-Tallahassee, L.P., and DT-Miami, L.P. made the payments to the Bel Age Borrower as directed by Lender pursuant to clause (h) above and (ii) the Bel Age Borrower received such payments. Borrower hereby agrees and confirms that, Lender relied upon the representation of Borrower set forth in this clause (j) in releasing the Commerce Borrower and the Commerce Property from the Loan and the Loan Documents, adding the Bel Age Borrower as an Individual Borrower under the Loan Documents, adding the Bel Age Property as an Individual Property under the Loan Documents, and taking any other action described in clause (h) above.

            (j) Breach of Representation of Borrower Regarding Payments to Bel Age Borrower. The following shall be added as clause (k) of Section 1.01 of the Indemnity Agreement:

            "the breach of the representation of Borrower set forth in Section 11.1(i) of the Loan Agreement."

            Section 11.2 Modification of Indemnity Agreement. Clause (b) of
Section 1.23 of the Indemnity Agreement is hereby deleted in its entirety.

            Section 11.3 Confirmation of Wyndham International, Inc.

            Wyndham International, Inc. hereby agrees and confirms that the amendment and restatement of the Original Loan Agreement and the modification of the other Loan Documents pursuant to this Agreement shall in no manner affect or modify its obligations as Indemnitor hereunder or as indemnitor pursuant to the terms and provisions of the Indemnity Agreement, except as modified by Section
11.1 (f) and (j) and Section 11.2 hereof.

            Section 11.4 References to Schedule 1 of Loan Agreement. Any references in the Loan Documents other than this Agreement to "Schedule 1" of the Loan Agreement shall be deemed to refer to Exhibit A of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                LENDER:

                                BEAR, STEARNS FUNDING, INC.

                                By: /s/ BARRY G. SCHUMACHER
                                    -----------------------
                                    Name: Barry G. Schumacher
                                    Title: Vice President

                                BORROWER:


                                RAVINIA, LLC, a Delaware limited liability company

                                    By: Ravinia Manager Corp., a Delaware
                                        corporation, Manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President


                                DT-DES PLAINES, LLC, a Delaware limited
                                 liability company

                                By: DT-Des Plaines Manager Corp., a
                                    Delaware corporation, manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President

                                 DT-DENVER, LLC, a Delaware limited liability company

                                    By: DT-Denver Manager Corp., a
                                        Delaware Corporation, Manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President


                                 DT-MIAMI, LP, a Delaware limited partnership

                                    By: DT-Miami GP, LLC, a Delaware limited
                                        liability company, General Partner

                                    By: DT-Miami GP Manager Corp., a
                                        Delaware corporation, Manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President


                                 DT-TALLAHASSEE, L.P., a Delaware limited partnership

                                    By: DT-Tallahassee GP, LLC., a
                                        Delaware limited liability company,
                                        General Partner

                                    By: DT-Tallahassee GP Manager Corp., a
                                        Delaware corporation, Manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President

                                 ES PHOENIX, LLC, a Delaware limited liability company

                                       By: ES Phoenix Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President


                                 ES SCHAUMBERG, LLC, a Delaware limited
                                 liability company

                                       By: ES Schaumburg Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President


                                 H-COLUMBUS, LLC, a Delaware limited liability company

                                       By: H-Columbus Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President


                                 H-DELMAR, LLC, a Delaware limited liability company

                                       By: H-Delmar Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President

                                 H-CLEVELAND, LLC, a Delaware limited liability company

                                    By: H-Cleveland Manager Corp., a
                                        Delaware corporation, Manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President


                                 HILT-HUNT, LLC, a Delaware limited liability company

                                    By: Hilt-Hunt Manager Corp., a
                                        Delaware corporation, Manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President


                                 H-GATEWAY, LLC, a Delaware limited liability company

                                    By: H-Gateway Manager Corp., a
                                        Delaware corporation, Manager

                                    By: /s/ RICHARD MAHONEY
                                        -------------------
                                        Name: Richard Mahoney
                                        Title: Vice President

                                 R-HOUSTON, L.P., a Delaware limited partnership

                                     By: R-Houston GP, LLC, a Delaware
                                         limited liability company,
                                         General Partner

                                     By: R-Houston GP Manager Corp., a
                                         Delaware corporation, Manager

                                     By: /s/ RICHARD MAHONEY
                                         -------------------
                                         Name: Richard Mahoney
                                         Title: Vice President


                                 MAR-TY, LLC, a Delaware limited liability company

                                     By: Mar-Ty Manager Corp., a Delaware
                                         corporation, Manager

                                     By: /s/ RICHARD MAHONEY
                                         -------------------
                                         Name: Richard Mahoney
                                         Title: Vice President


                                 W-BUTTES, LLC, a Delaware limited liability company

                                     By: W-Buttes Manager Corp., a
                                         Delaware corporation, Manager

                                     By: /s/ RICHARD MAHONEY
                                         -------------------
                                         Name: Richard Mahoney
                                         Title: Vice President

                                   W-EMERALD, LLC, a Delaware limited liability company

                                       By: W-Emerald Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President


                                   W-FRANKLIN, L.P., a Delaware limited
                                   partnership

                                       By: W-Franklin GP, LLC, a Delaware
                                           limited liability company,
                                           General Partner

                                       By: W-Franklin GP Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President


                                   W-INDIANA, LLC, a Delaware limited liability company

                                       By: W-Indiana Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President

                                 W-COLINAS, L.P., a Delaware limited partnership

                                     By: W-Colinas GP, LLC, a Delaware
                                         limited liability company,
                                         General Partner

                                     By: W-Colinas GP Manager Corp., a
                                         Delaware corporation, Manager

                                     By: /s/ RICHARD MAHONEY
                                         -------------------
                                         Name: Richard Mahoney
                                         Title: Vice President


                                 W-NOVI, LLC, a Delaware limited liability company

                                     By: W-Novi Manager Corp., a Delaware
                                         corporation, Manager

                                     By: /s/ RICHARD MAHONEY
                                         -------------------
                                         Name: Richard Mahoney
                                         Title: Vice President


                                 W-PLEASANTON, LLC, a Delaware limited
                                 liability company

                                     By: W-Pleasanton Manager Corp., a
                                         Delaware corporation, Manager

                                     By: /s/ RICHARD MAHONEY
                                         -------------------
                                         Name: Richard Mahoney
                                         Title: Vice President

                                   W-RICHARDSON, L.P., a Delaware limited
                                   partnership

                                   By: W-Richardson GP Corp., a Delaware
                                       corporation, General Partner

                                   By: /s/ RICHARD MAHONEY
                                       -------------------
                                       Name: Richard Mahoney
                                       Title: Vice President


                                   W-SCHAUMBURG, LLC, a Delaware limited
                                   liability company

                                       By: W-Schaumburg Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President


                                   W-WOOD DALE, LLC, a Delaware limited
                                   liability company

                                       By: W-Wood Dale Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President


                                   W-BEL AGE, LLC, a Delaware limited liability company

                                       By: W-Bel Age Manager Corp., a
                                           Delaware corporation, Manager

                                       By: /s/ RICHARD MAHONEY
                                           -------------------
                                           Name: Richard Mahoney
                                           Title: Vice President

                                INDEMNITOR:

                                WYNDHAM INTERNATIONAL, INC.

                                By: /s/ RICHARD MAHONEY
                                    -------------------
                                    Name: Richard Mahoney
                                    Title: Executive Vice President


                                COMMERCE BORROWER:

                                W-COMMERCE, LLC, a Delaware limited liability company

                                   By: W-Commerce Manager Corp., a
                                       Delaware corporation, Manager

                                   By: /s/ RICHARD MAHONEY
                                       -------------------
                                       Name: Richard Mahoney
                                       Title: Vice President